Sales Report:Supplement No. 105 dated Dec 28, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 436739
This series of Notes was issued and sold upon the funding of the borrower loan #40091, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,750.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Dec-08-2009
				Auction end date:	Dec-15-2009

Starting lender yield:	9.85%	Starting borrower rate/APR:	10.85% / 12.97%	Starting monthly payment:	$187.84
Final lender yield:	9.35%	Final borrower rate/APR:	10.35% / 12.46%	Final monthly payment:	$186.48

Auction yield range:	4.20% - 9.85%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.22%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Feb-1996	Debt/Income ratio:	6%
Credit score:	780-799 (Dec-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	1y 3m
Amount delinquent:	$0	Revolving credit balance:	$2,489	Occupation:	Professor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	7%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	economy-reformation	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
ZEROMOTORCYCLE

Purpose of loan:

This loan will be used to purchase a Zero motorcycle. I am buying the bike for recreational purposes as well as commuting. This electric?motorcycle has state of the art technology, is silent and costs about one cent per mile to operate. More info can be found at the manufacturer's web site www.zeromotorcycles.com

My financial situation:

I am a good candidate for this loan because I have always been responsible with my finances. In the last ten years I have financed a car (7200$), a personal computer (2000 $), a brand new motorcycle (6500 $) and a camcorder (1000 $). I have?always paid?on time and have never had any issues with any? financial institution. I have always paid my bills (utilities)?on time and never received any complaint or concern from any of my landlords. I currently hold a tenure track assistant professor of Mechanical Engineering and Mechanical Engineering?Technology at the local state university. I thank you for your time and?hope to hear from you soon.??
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

ljay	$25.00	$25.00	12/8/2009 4:22:20 PM
Kerrysbay	$25.00	$25.00	12/8/2009 4:22:13 PM
neenerman	$25.00	$25.00	12/8/2009 4:23:04 PM
Sixmil	$25.00	$25.00	12/8/2009 4:24:40 PM
helping-out	$25.00	$25.00	12/8/2009 4:25:53 PM
stable-nickel	$85.00	$85.00	12/8/2009 4:27:05 PM
thedoctor	$80.00	$80.00	12/8/2009 4:27:38 PM
elevated-platinum5	$25.00	$25.00	12/8/2009 4:33:14 PM
MoneyU4IA	$40.00	$40.00	12/8/2009 4:33:51 PM
Walkingcowboy	$25.00	$25.00	12/8/2009 4:35:10 PM
lloyd_s	$25.00	$25.00	12/8/2009 4:34:10 PM
Attract	$25.00	$25.00	12/8/2009 4:34:49 PM
credit-investor5	$100.00	$100.00	12/8/2009 4:33:23 PM
teller	$60.00	$60.00	12/8/2009 4:36:24 PM
skuba	$50.00	$50.00	12/8/2009 4:36:32 PM
magical-greenback	$55.00	$55.00	12/8/2009 4:35:33 PM
E_G	$50.00	$50.00	12/8/2009 4:34:42 PM
personal-lender	$25.00	$25.00	12/8/2009 4:34:51 PM
evnagelist	$100.00	$100.00	12/8/2009 4:35:17 PM
the-money-gargantuan	$25.00	$25.00	12/8/2009 4:36:06 PM
fireboss	$25.00	$25.00	12/8/2009 4:36:31 PM
best-deal-banker	$50.00	$50.00	12/8/2009 4:36:50 PM
JedClampett	$75.00	$75.00	12/8/2009 5:11:05 PM
bazaar-nirvana	$50.00	$50.00	12/8/2009 5:34:46 PM
helping-out	$50.00	$50.00	12/8/2009 5:26:07 PM
iNet_Investor	$25.00	$25.00	12/8/2009 8:19:00 PM
patriot384	$90.00	$90.00	12/9/2009 6:38:41 AM
zento	$25.00	$25.00	12/9/2009 10:17:35 AM
wwwUniversal	$25.00	$25.00	12/9/2009 6:52:29 PM
bkb7484	$34.66	$34.66	12/10/2009 1:21:42 AM
1SteelerFan	$25.00	$25.00	12/10/2009 6:34:45 PM
impartial-deal	$25.00	$25.00	12/11/2009 11:14:21 AM
julijask	$25.00	$25.00	12/11/2009 4:19:28 PM
ptjg	$50.00	$50.00	12/11/2009 9:18:39 PM
OswegoUSA	$40.13	$40.13	12/12/2009 5:47:35 AM
JerryB96	$25.00	$25.00	12/12/2009 9:31:39 AM
kochan123	$25.00	$25.00	12/12/2009 10:24:17 AM
PalmerTheEmbalmer	$25.00	$25.00	12/12/2009 7:08:22 PM
ddamenace	$25.00	$25.00	12/13/2009 6:06:43 PM
GWV2	$50.00	$50.00	12/13/2009 8:55:14 PM
Share-the-wealth	$100.00	$100.00	12/14/2009 7:03:42 AM
triumphant-bonus	$45.00	$45.00	12/14/2009 10:28:33 AM
skillful-diversification2	$25.00	$25.00	12/14/2009 1:15:41 PM
kf88	$25.00	$25.00	12/14/2009 1:11:23 PM
FundMaker	$25.00	$25.00	12/14/2009 2:43:12 PM
TakeCare	$50.00	$50.00	12/14/2009 4:34:11 PM
beachfunder	$25.00	$25.00	12/14/2009 4:39:33 PM
OoM	$25.00	$25.00	12/14/2009 4:40:20 PM
gpuck	$25.00	$25.00	12/14/2009 5:15:05 PM
jguerrajr	$110.58	$110.58	12/14/2009 6:27:31 PM
DackoDenk	$25.00	$25.00	12/15/2009 12:32:29 AM
ommuruga	$75.00	$75.00	12/14/2009 7:20:19 PM
hawk357	$25.00	$25.00	12/14/2009 8:33:41 PM
coloradoloanman	$25.00	$25.00	12/15/2009 7:35:16 AM
billybragg	$25.00	$25.00	12/14/2009 10:33:01 PM
rce1964	$25.00	$25.00	12/15/2009 8:46:23 AM
Snoopylover	$25.00	$25.00	12/15/2009 6:05:54 AM
ehvertherman	$30.24	$30.24	12/15/2009 10:59:33 AM
divrekku	$25.00	$25.00	12/15/2009 8:22:02 AM
Midg	$25.00	$25.00	12/15/2009 11:14:56 AM
crdcteng	$25.00	$25.00	12/15/2009 11:29:03 AM
yenom	$25.00	$25.00	12/15/2009 8:47:29 AM
sincere-investment4	$25.00	$25.00	12/15/2009 9:49:49 AM
estancias	$25.00	$25.00	12/15/2009 1:05:24 PM
Astyanax	$25.00	$25.00	12/15/2009 10:10:26 AM
the-silver-blaster	$50.00	$50.00	12/15/2009 3:02:58 PM
crdcteng	$25.00	$25.00	12/15/2009 11:29:26 AM
iolaire	$25.00	$25.00	12/15/2009 11:45:13 AM
freshmaker8	$25.00	$25.00	12/15/2009 2:23:42 PM
RugbyD	$75.00	$75.00	12/15/2009 3:19:57 PM
lucrative-worth	$25.00	$25.00	12/8/2009 4:22:42 PM
cash-boots	$25.00	$25.00	12/8/2009 4:22:51 PM
rmachi	$25.00	$25.00	12/8/2009 4:24:49 PM
Weaverville	$25.00	$25.00	12/8/2009 4:25:08 PM
Hexnut	$50.00	$50.00	12/8/2009 4:25:06 PM
the-bright-velocity	$25.00	$25.00	12/8/2009 4:26:17 PM
chumbawumba	$25.00	$25.00	12/8/2009 4:27:32 PM
responsibility-butterfly	$25.00	$25.00	12/8/2009 4:32:28 PM
museic1	$25.00	$25.00	12/8/2009 4:33:15 PM
mikeandcat	$50.00	$50.00	12/8/2009 4:35:34 PM
leodaguy	$25.00	$25.00	12/8/2009 4:34:17 PM
the_winning_ticket	$35.00	$35.00	12/8/2009 4:34:26 PM
BankOfFrankFairness	$50.00	$50.00	12/8/2009 4:35:40 PM
DonaldColorado	$25.00	$25.00	12/8/2009 4:36:07 PM
sidney102	$25.00	$25.00	12/8/2009 4:33:39 PM
Kaj	$30.00	$30.00	12/8/2009 4:36:42 PM
orange-courageous-dedication	$40.00	$40.00	12/8/2009 4:35:54 PM
forthright-social	$25.00	$9.34	12/8/2009 4:37:08 PM
Syzygy	$25.00	$25.00	12/8/2009 4:59:31 PM
dontscrewmeover1	$100.00	$100.00	12/8/2009 5:17:45 PM
transparency-burger	$200.00	$200.00	12/8/2009 7:44:44 PM
the-profit-oracle	$25.00	$25.00	12/8/2009 7:55:04 PM
availableloan	$25.00	$25.00	12/9/2009 11:01:40 AM
GyJAV_BNCCo	$25.00	$25.00	12/9/2009 7:23:22 PM
Good_Karma_Cafe	$25.00	$25.00	12/10/2009 11:11:30 AM
RandyL3	$98.84	$98.84	12/10/2009 4:53:23 PM
purplepotato	$25.00	$25.00	12/10/2009 7:53:58 PM
upbeat-marketplace	$25.00	$25.00	12/11/2009 11:02:47 AM
jybank	$50.00	$50.00	12/11/2009 2:04:33 PM
bold-dynamic-silver	$25.00	$25.00	12/11/2009 8:31:55 PM
springpanda	$25.00	$25.00	12/12/2009 2:06:32 PM
afford83	$25.00	$25.00	12/12/2009 1:58:24 PM
Lender0307	$25.00	$25.00	12/13/2009 7:39:14 PM
violaetain	$50.00	$50.00	12/13/2009 12:41:34 PM
oldman68	$25.00	$25.00	12/13/2009 10:19:07 PM
DenimCapital	$25.00	$25.00	12/13/2009 7:15:46 PM
suzanny	$25.00	$25.00	12/14/2009 10:57:19 AM
thegreatstrafe	$25.00	$25.00	12/14/2009 9:28:50 AM
fantasysports	$25.00	$25.00	12/14/2009 10:59:54 AM
Rockymtnhi	$32.68	$32.68	12/14/2009 12:08:54 PM
bondhedger	$25.00	$25.00	12/14/2009 4:51:12 PM
icon7	$25.00	$25.00	12/14/2009 5:42:18 PM
Charmart	$25.00	$25.00	12/15/2009 2:50:46 AM
the-bright-velocity	$92.09	$92.09	12/15/2009 6:41:52 AM
Jynxie	$50.00	$50.00	12/15/2009 8:47:17 AM
rate-hickory	$25.00	$25.00	12/15/2009 8:49:05 AM
5kids5	$25.00	$25.00	12/15/2009 9:29:25 AM
REITRUST	$25.00	$25.00	12/15/2009 10:14:58 AM
ScottFinance	$25.00	$25.00	12/15/2009 7:49:46 AM
Chewbaca	$25.00	$25.00	12/15/2009 10:53:44 AM
GradEcon	$26.17	$26.17	12/15/2009 10:59:24 AM
Capit0l	$25.00	$25.00	12/15/2009 8:21:24 AM
momentous-transaction8	$200.00	$200.00	12/15/2009 11:06:23 AM
Patrician	$90.26	$90.26	12/15/2009 8:44:49 AM
UBOtto186	$26.59	$26.59	12/15/2009 8:59:04 AM
Steveoo1	$50.00	$50.00	12/15/2009 12:11:14 PM
jetblack	$50.00	$50.00	12/15/2009 9:32:03 AM
Astyanax	$25.00	$25.00	12/15/2009 10:10:44 AM
MacAtk	$50.00	$50.00	12/15/2009 1:57:08 PM
fcukciti	$100.00	$100.00	12/15/2009 10:21:22 AM
eprometheus	$99.00	$99.00	12/15/2009 10:39:23 AM
wise382	$25.01	$25.01	12/15/2009 10:44:25 AM
aha6297	$52.50	$52.50	12/15/2009 11:50:13 AM
30Sky	$25.00	$25.00	12/15/2009 12:41:18 PM
wild-orange	$25.00	$25.00	12/15/2009 2:24:15 PM
selo80	$25.00	$25.00	12/15/2009 2:24:52 PM
p2ploan-sensation211	$50.00	$50.00	12/15/2009 4:06:07 PM
piano55	$46.91	$46.91	12/15/2009 2:34:58 PM
Rob717171	$150.00	$150.00	12/15/2009 3:23:03 PM
StocksMan	$50.00	$50.00	12/15/2009 4:11:56 PM
140 bids
Borrower Payment Dependent Notes Series 437561
This series of Notes was issued and sold upon the funding of the borrower loan #40093, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Dec-10-2009
				Auction end date:	Dec-17-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	30.00%	Final borrower rate/APR:	31.00% / 35.05%	Final monthly payment:	$43.00

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	19.76%
Lender servicing fee:	1.00%	Estimated return:	10.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Oct-1998	Debt/Income ratio:	Not calculated
Credit score:	660-679 (Dec-2009)	Current / open credit lines:	6 / 6	Employment status:	Not employed
Now delinquent:	4	Total credit lines:	34	Length of status:	0y 4m
Amount delinquent:	$1,234	Revolving credit balance:	$3,003	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	98%
Delinquencies in last 7y:	15	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	SummerTimeChills	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	27 ( 100% )	660-679 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	0 ( 0% )	680-699 (Oct-2009) 700-719 (Aug-2007)
Principal balance:	$1,126.45	1+ mo. late:	0 ( 0% )
Total payments billed:	27
Description
Celebrating the Holidays
The holidays are upon us once again!

Will you help me put smiles on my children's faces this year?

I have three children, 13, 9, and (fixin' to be) 5. The picture shows the baby with Santa several years ago. :)

Why am I asking for your assistance?

My sister-in-law passed away Thanksgiving week after fiercely battling cancer. She was diagnosed in the spring, and managed to hold on through one last birthday for both of her boys (14 and 20). What funds I had set aside for gifts I instead spent driving over 2000 miles round trip to comfort my brother and nephews.

I am currently not working in a compensated position because my program (law school student) prohibits me doing so for the first year. Spring student loan funding will not be released until January 5. I'm between a rock and a hard place.

I am more than happy to answer any questions! Just ask!

NOTE: I am very curious about the credit information Prosper is reporting from Experian. I pulled my Experian report on September 1 of this year prior to applying for a Federal GradPlus loan. I made sure to print it out so I would have it as a reference if needed. My copy shows no current delinquencies. The old ones were from 2005 during my first divorce when neither the ex nor I could agree who would pay the mortgage as neither of us were living in the home. That has been settled for *quite* a long time.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: your Prosper history looks very good, but you're unemployed. How are you going to pay your bills? Tell particulars of 'spring student loan', please. See my page. thank you. - Tono
A: Projected credits for Spring Semester: Law School Scholarship $6,250.00 Fed Direct Subsidized Loan $4,229.00 Fed Direct Unsub Loan $5,971.00 Direct Graduate Plus Loan $1,581.00 Total: $18,031 Projected Charges: TUITION LAW F/T (R) $7,225.00 LAW FACIL./TECH COLLEGE FEE $112.00 Rent: $708.33 X (Jan Feb Mar Apr May) = 3541.65 Utilities (power, gas, water, phone) = 1250.00 (est @$250/mo) Day care ($100/wk X 20 wks) = 2000.00 Total: 14,128.65 Difference: $3902.35 (Dec-16-2009)
Q: With no work how do intend to repay this loan? - 56bones
A: Please see answer above. (Dec-16-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

deepblue34	$25.00	$25.00	12/14/2009 6:34:40 PM
Aberdeen	$300.00	$300.00	12/14/2009 5:11:30 PM
SNH	$50.00	$50.00	12/15/2009 4:46:32 PM
Tono	$50.00	$17.18	12/16/2009 4:23:45 PM
Bekim	$29.00	$29.00	12/16/2009 6:48:49 PM
amor1962	$25.00	$25.00	12/17/2009 6:18:06 AM
LeoBUSIIT	$25.00	$25.00	12/17/2009 8:26:06 AM
eboomer2611	$25.00	$25.00	12/17/2009 11:09:34 AM
red-favorable-basis	$25.00	$25.00	12/17/2009 2:07:16 PM
jab4590	$25.00	$25.00	12/17/2009 2:51:43 PM
jpblan11	$27.50	$27.50	12/17/2009 3:58:48 PM
marwadi-62	$100.00	$100.00	12/17/2009 4:26:00 PM
Frusa	$25.00	$25.00	12/14/2009 10:48:38 PM
zone6	$76.32	$76.32	12/16/2009 4:12:26 PM
Laxa	$25.00	$25.00	12/16/2009 7:30:34 PM
dslobbs	$50.00	$50.00	12/16/2009 7:49:41 PM
Feyenoord	$25.00	$25.00	12/16/2009 7:02:10 PM
quest0	$25.00	$25.00	12/17/2009 3:16:33 PM
Tono	$25.00	$25.00	12/17/2009 4:13:15 PM
DasMula	$50.00	$50.00	12/17/2009 4:24:54 PM
best-generosity-financier	$25.00	$25.00	12/17/2009 4:24:19 PM
21 bids
Borrower Payment Dependent Notes Series 437679
This series of Notes was issued and sold upon the funding of the borrower loan #40105, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Dec-09-2009
				Auction end date:	Dec-16-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$226.18

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Mar-2005	Debt/Income ratio:	14%
Credit score:	720-739 (Dec-2009)	Current / open credit lines:	3 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	13	Length of status:	9y 11m
Amount delinquent:	$0	Revolving credit balance:	$3	Occupation:	Construction
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	2	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	poem3	Borrower's state:	Nebraska	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying a Snow plow for my truck
Purpose of loan:
This loan will be used to finance a snow plow for my truck. I plan to use the snow plow to hopefully start a snow plow business
My financial situation:
I am a good candidate for this loan because I make 55k a year salary based, so I always have money coming in to pay for this, also I have more than enough customers to plow snow for in which I can pay for this plow in a single season if need be.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Please indicate your monthly net income and expenses. thanks - reflective-rupee
A: I take home 2800 per month and have about 1800.00 in expenses per month (Dec-09-2009)
Q: Please indicate the current value of your house. Feel free to use zillow.com . thanks - reflective-rupee
A: 149,000.00 (Dec-09-2009)
Q: Please list the balances of each of your debts (including home related debt). thanks - reflective-rupee
A: Home - 1300.00 Utilities - 200.00 vehicle - 300.00 (Dec-09-2009)
Q: Please explain the delinquincies shown on your listing. Please answer publicly. Thanks, and good luck with your listing. - tigercat
A: There is only one I know of that is with the house bill a couple of months ago, I thought I had paid it but when I went to pay the current months they said that they never recieved it, so I just paid both bills over the phone right then. I had never been late with any accounts untill then. (Dec-09-2009)
Q: What is the balance of the mortgage, if any, on your house? thanks - reflective-rupee
A: 140k (Dec-10-2009)
5 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

reflective-rupee	$25.00	$25.00	12/9/2009 4:23:00 PM
Bob450	$25.00	$25.00	12/9/2009 4:28:48 PM
reflective-rupee	$50.00	$50.00	12/9/2009 4:59:17 PM
reflective-rupee	$50.00	$50.00	12/9/2009 4:59:42 PM
reflective-rupee	$200.00	$200.00	12/9/2009 4:53:59 PM
reflective-rupee	$50.00	$50.00	12/9/2009 4:59:27 PM
reflective-rupee	$50.00	$50.00	12/9/2009 5:00:07 PM
bid-chuckler	$25.00	$25.00	12/10/2009 10:16:57 AM
dougndoe	$35.00	$35.00	12/10/2009 9:50:27 PM
WMY-Investor	$250.00	$250.00	12/11/2009 2:33:15 PM
helping-out	$25.00	$25.00	12/12/2009 8:08:15 AM
forthright-dedication	$25.00	$25.00	12/12/2009 1:38:13 PM
vivacious-p2p3	$25.00	$25.00	12/13/2009 4:14:27 PM
well-mannered-income3	$50.00	$50.00	12/13/2009 4:58:09 PM
teltech	$25.00	$25.00	12/14/2009 9:35:01 AM
reflective-rupee	$500.00	$500.00	12/14/2009 3:20:32 PM
vest_vortex	$25.00	$25.00	12/14/2009 5:02:10 PM
unk1911	$25.00	$25.00	12/14/2009 5:08:09 PM
heroic-benefit	$100.00	$100.00	12/14/2009 5:25:24 PM
think_globally_act_locally	$25.00	$25.00	12/14/2009 8:55:54 PM
niceville80	$25.00	$25.00	12/15/2009 1:07:24 AM
CASHGIRL	$25.00	$25.00	12/15/2009 7:33:20 AM
PCity-LOA15	$25.00	$25.00	12/15/2009 2:06:49 PM
Rob717171	$25.00	$25.00	12/15/2009 3:57:53 PM
vest_vortex	$25.00	$25.00	12/15/2009 3:59:26 PM
kegs	$100.00	$100.00	12/15/2009 5:28:57 PM
lender12345	$25.00	$25.00	12/15/2009 6:31:39 PM
Laxa	$25.00	$25.00	12/15/2009 7:13:48 PM
shrewd-income	$100.00	$100.00	12/16/2009 7:41:34 AM
well-mannered-income3	$40.00	$40.00	12/16/2009 8:04:57 AM
Lubava	$40.00	$40.00	12/16/2009 5:03:45 AM
mlj0671	$33.00	$33.00	12/16/2009 8:06:28 AM
reflective-rupee	$500.00	$471.69	12/16/2009 9:43:38 AM
momentous-transaction8	$100.00	$100.00	12/16/2009 12:07:38 PM
Rip128	$100.00	$100.00	12/16/2009 12:57:38 PM
Rip128	$100.00	$100.00	12/16/2009 11:41:46 AM
double22	$50.00	$50.00	12/16/2009 1:12:00 PM
zone6	$100.00	$100.00	12/16/2009 12:10:52 PM
DasMula	$50.00	$50.00	12/16/2009 4:00:41 PM
TakeCare	$100.00	$100.00	12/16/2009 3:39:02 PM
reflective-rupee	$50.00	$50.00	12/9/2009 4:59:55 PM
SolarMoonshine	$100.00	$100.00	12/9/2009 6:11:24 PM
SeeksValue	$25.00	$25.00	12/10/2009 1:06:09 AM
SeeksValue	$25.00	$25.00	12/10/2009 7:39:43 AM
well-mannered-income3	$30.00	$30.00	12/10/2009 6:58:09 PM
christifa	$25.00	$25.00	12/11/2009 5:37:09 AM
heroic-benefit	$38.90	$38.90	12/11/2009 8:17:24 AM
GyJAV_BNCCo	$25.00	$25.00	12/11/2009 8:04:13 AM
peb44	$25.00	$25.00	12/12/2009 6:51:36 AM
bigdogsafety1	$25.00	$25.00	12/12/2009 10:30:06 AM
rolo12	$50.00	$50.00	12/13/2009 10:17:57 AM
well-mannered-income3	$50.00	$50.00	12/13/2009 4:57:31 PM
Evan_Safe	$25.00	$25.00	12/14/2009 7:08:32 AM
reflective-rupee	$100.00	$100.00	12/14/2009 3:20:43 PM
carrinel	$100.00	$100.00	12/14/2009 4:38:52 PM
p2p-gala	$50.00	$50.00	12/14/2009 6:15:51 PM
Satur	$50.00	$50.00	12/14/2009 6:41:16 PM
economy-synapse	$100.00	$100.00	12/14/2009 8:27:39 PM
durability-mad-scientist4	$100.00	$100.00	12/14/2009 10:02:19 PM
hard-working-loot	$25.00	$25.00	12/15/2009 8:53:12 AM
p2p-gala	$36.41	$36.41	12/15/2009 7:11:30 AM
the-profit-oracle	$25.00	$25.00	12/15/2009 10:11:45 AM
rickp	$25.00	$25.00	12/15/2009 9:24:00 AM
p2ploan-leaper	$25.00	$25.00	12/15/2009 10:56:11 AM
reflective-rupee	$200.00	$200.00	12/15/2009 3:42:07 PM
well-mannered-income3	$50.00	$50.00	12/15/2009 3:56:44 PM
galtsgulch	$25.00	$25.00	12/15/2009 7:58:28 PM
fairness-atmosphere	$25.00	$25.00	12/15/2009 9:52:14 PM
buggzz	$25.00	$25.00	12/16/2009 10:23:40 AM
Feyenoord	$25.00	$25.00	12/16/2009 8:39:43 AM
piter-to-la-investment	$25.00	$25.00	12/16/2009 10:05:34 AM
Bob450	$50.00	$50.00	12/16/2009 11:58:54 AM
DasMula	$100.00	$100.00	12/16/2009 3:30:52 PM
Snoopylover	$25.00	$25.00	12/16/2009 3:09:24 PM
DasMula	$100.00	$100.00	12/16/2009 3:37:17 PM
Rip128	$50.00	$50.00	12/16/2009 4:00:18 PM
Engineer44	$25.00	$25.00	12/16/2009 4:00:49 PM
77 bids
Borrower Payment Dependent Notes Series 437695
This series of Notes was issued and sold upon the funding of the borrower loan #40087, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Dec-09-2009
				Auction end date:	Dec-16-2009

Starting lender yield:	11.01%	Starting borrower rate/APR:	12.01% / 14.14%	Starting monthly payment:	$83.05
Final lender yield:	11.01%	Final borrower rate/APR:	12.01% / 14.14%	Final monthly payment:	$83.05

Auction yield range:	4.20% - 11.01%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	8.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Nov-1988	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	760-779 (Nov-2009)	Current / open credit lines:	10 / 9	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	15	Length of status:	9y 6m
Amount delinquent:	$0	Revolving credit balance:	$6,101	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	41%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	sparkling-dinero	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Wedding help for my son
Purpose of loan:
This loan will be used to help my son and his fiance with their wedding in January.? They just need a little bit more to pay for the rest of their wedding expenses. I have included a picture of them. I appreciate your help and I know they will as well!

My financial situation:
I am a good candidate for this loan because my credit history is good, I have a fairly low debt to income ratio, and my income is consistent.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Bob450	$25.00	$25.00	12/9/2009 4:32:43 PM
nolahelper	$40.00	$40.00	12/10/2009 10:42:43 AM
Mav26	$128.46	$128.46	12/10/2009 1:34:02 PM
longisland47m	$25.00	$25.00	12/11/2009 7:23:17 AM
the-profit-oracle	$25.00	$25.00	12/11/2009 5:07:55 PM
StrongMonty	$25.42	$25.42	12/13/2009 10:42:47 PM
lifegrowth	$25.00	$25.00	12/14/2009 7:01:17 PM
squarebob	$50.00	$50.00	12/15/2009 5:05:04 PM
JerryB96	$25.00	$25.00	12/15/2009 7:28:56 PM
tomjac2000	$25.00	$25.00	12/15/2009 6:47:31 PM
us957165	$25.00	$25.00	12/15/2009 7:09:48 PM
dunox	$25.00	$25.00	12/15/2009 7:47:15 PM
circustab	$50.00	$50.00	12/16/2009 6:51:59 AM
Feyenoord	$25.00	$25.00	12/16/2009 8:45:59 AM
The-CAPS-fan	$45.00	$45.00	12/16/2009 10:27:01 AM
justin323	$25.00	$25.00	12/16/2009 3:44:47 AM
larrybird	$300.00	$261.99	12/16/2009 2:01:06 PM
IFGINVEST	$51.80	$51.80	12/16/2009 3:18:28 PM
hoopdeez	$25.00	$25.00	12/16/2009 1:58:55 PM
beakerfish	$177.33	$177.33	12/16/2009 12:53:55 PM
Ven58	$25.00	$25.00	12/16/2009 1:50:03 PM
TakeCare	$50.00	$50.00	12/16/2009 3:41:12 PM
patriot384	$150.00	$150.00	12/16/2009 3:04:47 PM
namd	$50.00	$50.00	12/16/2009 3:59:18 PM
hellasow	$25.00	$25.00	12/9/2009 5:43:05 PM
GyJAV_BNCCo	$25.00	$25.00	12/9/2009 7:38:59 PM
respectful-integrity3	$50.00	$50.00	12/10/2009 10:24:21 PM
NYCLAIMSGUY	$50.00	$50.00	12/11/2009 7:21:20 AM
ONECENTATATIME	$25.00	$25.00	12/12/2009 4:52:51 AM
productive-currency3	$25.00	$25.00	12/12/2009 5:47:29 PM
discrete-asset	$25.00	$25.00	12/14/2009 1:43:27 PM
Good_Karma_Cafe	$25.00	$25.00	12/15/2009 3:28:31 PM
happy-loyalty	$25.00	$25.00	12/16/2009 3:12:49 AM
BMAInvest	$25.00	$25.00	12/16/2009 8:02:14 AM
cptmorgin	$50.00	$50.00	12/16/2009 8:07:41 AM
drjekyllus	$25.00	$25.00	12/16/2009 12:00:32 PM
efficient-bid2	$200.00	$200.00	12/16/2009 2:42:56 PM
lucrative-worth	$50.00	$50.00	12/16/2009 12:03:44 PM
orbital-gain	$50.00	$50.00	12/16/2009 1:38:40 PM
jrhinomo	$50.00	$50.00	12/16/2009 12:51:15 PM
Memphis-King	$50.00	$50.00	12/16/2009 3:57:57 PM
organic-platinum	$25.00	$25.00	12/16/2009 3:59:50 PM
anton	$250.00	$250.00	12/16/2009 1:53:53 PM
auction-sage	$45.00	$45.00	12/16/2009 3:48:54 PM
friendinmoney	$25.00	$25.00	12/16/2009 4:01:01 PM
45 bids
Borrower Payment Dependent Notes Series 437793
This series of Notes was issued and sold upon the funding of the borrower loan #40092, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%	Auction start date:	Dec-10-2009
				Auction end date:	Dec-15-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$180.94

Auction yield range:	14.20% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Oct-1993	Debt/Income ratio:	23%
Credit score:	680-699 (Nov-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	34	Length of status:	13y 8m
Amount delinquent:	$0	Revolving credit balance:	$24,398	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	funds10	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my car and credit cards
Purpose of loan:
This loan will be used to pay off my car finally! I owe $2000 on it and the rest will be used to pay off a credit card.

My financial situation:
I am a good candidate for this loan because I have steady, secure employment. I would like to actually drive a vehicle that is paid for once in my lifetime lol. My credit card I would like to pay off beause I am trying to reduce my debt to income ratio.

Monthly net income: $ 5000

Monthly expenses: $ 3350
??Housing: $ 1400
??Insurance: $?100
??Car expenses: $ 350
??Utilities: $ 100
??Phone, cable, internet: $ 200
??Food, entertainment: $ 100
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 500
??Other expenses: $ 500
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Given that your monthly income exceeds your monthly expenses by $1650, why can't you just pay off your car loan and credit card balances with your free cash flow within a few months with this Prosper loan? thanks - reflective-rupee
A: If it were only that simple. Unfortunately,taxman along with my medical and other deductions in my paycheck consume the free cash flow. Thanks. (Dec-12-2009)
Q: Please indicate the current value of your house. Feel free to use zillow.com to make the estimate. thanks - reflective-rupee
A: According to Zillow, it is estimated at $207,000. Thanks, (Dec-12-2009)
Q: Please list the balances of each of your loans, including mortgages. Please also indicate the interest rates and monthly payments of the debts that your would pay off with the proceeds of a Prosper loan. thanks - reflective-rupee
A: $207,000 - mortgage - 6.5% $2100 - car - 5.7% - pay this off - $350 extra a month $5000 - crdit card - 11% $8000 - credit card - 14% $2000 - credit card 12% $1000 - credit card 15% - pay this off - $50 extra month $3000 - credit card 9% $4000 - credit card 12% $1000 - credit card - 18% - pay this off - $50 extra a month These are rounded numbers, not the exact penny owed. Free up $450 a month to reduce other debt. And no car payment!! Thanks (Dec-12-2009)
Q: You are going to borrow money at 37.45% to pay off a car loan at 5.7% and credit cards at 15%-18%? - Mtnchick
A: As crazy as it sounds. I am looking at the fact that it will free up $450 extra a month. This Prosper loan is only $180 a month versus $450 for my car and credit cards. This gives me about $280 extra after paying this loan to go towards other credit cards. Paying only the minimum on a credit card reduces the prinicpal by zero. At least with this loan I know it is only for 36 months and thats it. I am trying to reduce my debt as quickly as possible. Thanks! (Dec-12-2009)
Q: What exactly is your occupation? Thanks - RecoveryLender
A: I have a secure, steady career working for the government. (Dec-13-2009)
5 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

reflective-rupee	$25.00	$25.00	12/10/2009 4:55:09 PM
reflective-rupee	$25.00	$25.00	12/11/2009 1:16:03 PM
reflective-rupee	$25.00	$25.00	12/11/2009 1:15:51 PM
flexible-economy2	$31.60	$31.60	12/12/2009 6:47:09 AM
well-mannered-income3	$40.00	$40.00	12/12/2009 6:36:59 AM
aztocas	$25.00	$25.00	12/12/2009 10:21:14 AM
SolarMoonshine	$100.00	$100.00	12/12/2009 8:28:02 AM
jpf27	$100.00	$100.00	12/14/2009 10:57:15 AM
vest_vortex	$25.00	$25.00	12/14/2009 5:14:59 PM
DasMula	$500.00	$500.00	12/14/2009 8:47:07 PM
economy-synapse	$500.00	$500.00	12/14/2009 8:51:08 PM
ferris2484	$75.00	$75.00	12/14/2009 9:45:02 PM
reflective-rupee	$62.60	$62.60	12/14/2009 11:00:44 PM
cash-spinner	$25.00	$25.00	12/15/2009 3:43:31 AM
economy-synapse	$42.26	$42.26	12/14/2009 8:30:42 PM
kingpin1	$50.00	$50.00	12/14/2009 8:26:10 PM
economy-synapse	$500.00	$500.00	12/14/2009 8:49:40 PM
cashhelp	$25.00	$25.00	12/14/2009 8:58:23 PM
Ronnieboy888	$25.00	$25.00	12/14/2009 9:23:52 PM
RecoveryLender	$140.00	$36.16	12/15/2009 1:35:13 AM
exciting-fairness	$200.00	$200.00	12/15/2009 5:10:13 AM
fallentimbers	$25.00	$25.00	12/10/2009 5:42:28 PM
b-rent	$25.00	$25.00	12/10/2009 10:46:49 PM
Bob450	$25.00	$25.00	12/10/2009 10:13:29 PM
heroic-benefit	$100.00	$100.00	12/11/2009 8:15:15 AM
impartial-deal	$25.00	$25.00	12/11/2009 12:17:15 PM
reflective-rupee	$25.00	$25.00	12/11/2009 1:16:13 PM
reflective-rupee	$240.00	$240.00	12/11/2009 1:15:12 PM
felicity-daydream	$25.00	$25.00	12/11/2009 2:46:16 PM
reflective-rupee	$25.00	$25.00	12/11/2009 1:16:24 PM
efficient-principal	$52.38	$52.38	12/11/2009 4:42:26 PM
periko	$50.00	$50.00	12/11/2009 10:30:15 PM
reflective-rupee	$240.00	$240.00	12/12/2009 7:58:44 AM
buffalobills	$25.00	$25.00	12/12/2009 9:53:05 AM
forthright-dedication	$25.00	$25.00	12/12/2009 1:06:43 PM
Eloise62	$75.00	$75.00	12/14/2009 10:57:59 AM
DasMula	$500.00	$500.00	12/14/2009 8:48:03 PM
sensible-fund	$80.00	$80.00	12/15/2009 4:34:12 AM
38 bids
Borrower Payment Dependent Notes Series 437883
This series of Notes was issued and sold upon the funding of the borrower loan #40095, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Dec-11-2009
				Auction end date:	Dec-18-2009

Starting lender yield:	30.24%	Starting borrower rate/APR:	31.24% / 33.64%	Starting monthly payment:	$258.80
Final lender yield:	26.40%	Final borrower rate/APR:	27.40% / 29.74%	Final monthly payment:	$246.24

Auction yield range:	11.20% - 30.24%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	May-1990	Debt/Income ratio:	36%
Credit score:	760-779 (Dec-2009)	Current / open credit lines:	14 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	31	Length of status:	11y 8m
Amount delinquent:	$0	Revolving credit balance:	$8,678	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	5%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	lively-p2p	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Please list the balances of each of your debts (and the interest rates for those that your wish to pay off with this loan). thanks - reflective-rupee
A: Hello, Please consider my request for a $6,000.00 loan to pay off a high interest credit card. This was transferred from City Bank and I want to pay it off at a lower interest rate . The interest rate is over 29.99% Thank you for your consideration. (Dec-11-2009)
Q: Do you have any other debts, other than the one credit card balances that you mentioned? thanks - reflective-rupee
A: no. thanks ray (Dec-12-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

AF-Chief	$28.00	$28.00	12/11/2009 2:57:40 PM
draggon77	$25.00	$25.00	12/11/2009 2:57:43 PM
Lam0nt	$25.00	$25.00	12/11/2009 2:57:55 PM
mrbill5548	$50.00	$50.00	12/11/2009 3:02:55 PM
EnigmaNYC-29	$25.00	$25.00	12/11/2009 2:57:45 PM
melodious-fairness	$25.00	$25.00	12/11/2009 2:57:48 PM
czar3	$25.00	$25.00	12/11/2009 3:02:47 PM
Banker7371	$25.00	$25.00	12/11/2009 3:03:02 PM
SFBank	$200.00	$200.00	12/11/2009 3:13:48 PM
reflective-rupee	$25.00	$25.00	12/11/2009 3:08:22 PM
reflective-rupee	$25.00	$25.00	12/11/2009 3:08:27 PM
SolarMoonshine	$25.00	$25.00	12/11/2009 6:01:39 PM
reflective-rupee	$100.00	$100.00	12/11/2009 8:28:32 PM
the-profit-oracle	$25.00	$25.00	12/11/2009 9:23:25 PM
wwwUniversal	$25.00	$25.00	12/11/2009 7:17:20 PM
reflective-rupee	$100.00	$100.00	12/11/2009 8:28:12 PM
reflective-rupee	$100.00	$100.00	12/11/2009 8:26:54 PM
melodious-fairness	$25.00	$25.00	12/12/2009 8:11:02 AM
Bob450	$25.00	$25.00	12/11/2009 10:26:09 PM
CatbirdBanking	$25.00	$25.00	12/12/2009 7:41:03 PM
Frugal	$25.00	$25.00	12/13/2009 7:44:57 PM
outofoffice	$25.00	$25.00	12/13/2009 9:29:46 PM
UCLA4life	$25.00	$25.00	12/14/2009 8:36:39 AM
lend42013	$25.00	$25.00	12/14/2009 11:04:47 AM
loyalty-czar	$31.00	$31.00	12/14/2009 1:45:09 PM
wildguy	$25.00	$25.00	12/14/2009 5:05:33 PM
keynaples	$50.00	$50.00	12/14/2009 5:07:11 PM
cyclingdiver	$59.74	$59.74	12/14/2009 5:53:24 PM
helping-out	$89.15	$89.15	12/14/2009 6:10:03 PM
finance-vault	$25.00	$25.00	12/14/2009 9:28:18 PM
David_M	$30.00	$30.00	12/15/2009 6:07:17 AM
workinwestern	$25.00	$25.00	12/15/2009 8:00:24 AM
nickel-pipeline	$30.00	$30.00	12/15/2009 1:45:59 PM
finance-prescription	$100.00	$100.00	12/16/2009 3:38:32 AM
PrinceValium	$25.00	$25.00	12/16/2009 10:04:39 AM
FinanceEngine	$25.00	$25.00	12/16/2009 10:29:08 AM
PCity-LOA15	$25.00	$25.00	12/16/2009 11:32:17 AM
JustMee	$25.00	$25.00	12/16/2009 11:53:48 AM
freedom3	$206.63	$206.63	12/16/2009 3:43:38 PM
impala6464	$100.00	$100.00	12/16/2009 8:17:05 PM
prudent-gain7	$25.00	$25.00	12/17/2009 7:09:33 AM
tcbmc	$25.00	$25.00	12/17/2009 9:42:43 AM
JGuide	$25.00	$25.00	12/17/2009 3:45:23 PM
piter-to-la-investment	$25.00	$25.00	12/17/2009 4:15:22 PM
friendinmoney	$25.00	$25.00	12/17/2009 4:17:34 PM
durability-colonel	$50.00	$50.00	12/17/2009 7:13:04 PM
bid-papyrus	$25.00	$25.00	12/17/2009 6:10:32 PM
icon7	$25.00	$25.00	12/17/2009 7:55:42 PM
2brotherslending	$50.00	$50.00	12/17/2009 7:59:13 PM
Bobusa	$25.00	$25.00	12/18/2009 5:43:50 AM
ayiticheri	$25.00	$25.00	12/18/2009 2:09:52 AM
suzanny	$25.00	$25.00	12/18/2009 5:07:27 AM
professional-finance	$25.00	$25.00	12/18/2009 3:28:02 AM
lnrn	$25.00	$25.00	12/18/2009 8:11:11 AM
Gaelicman	$100.00	$100.00	12/18/2009 7:41:01 AM
flwah	$25.00	$25.00	12/18/2009 8:51:31 AM
irishlaw	$110.00	$110.00	12/18/2009 9:04:02 AM
PotBellyPete	$60.00	$60.00	12/18/2009 8:40:29 AM
MrLeft	$25.00	$25.00	12/18/2009 9:30:45 AM
matthewa	$25.00	$25.00	12/18/2009 10:24:40 AM
hard-working-loot	$50.00	$50.00	12/18/2009 12:15:05 PM
Capit0l	$25.00	$25.00	12/18/2009 12:31:03 PM
OGS_Capital	$25.00	$25.00	12/18/2009 12:21:46 PM
sentimental-euro	$25.00	$25.00	12/11/2009 2:57:50 PM
newbietony	$25.00	$25.00	12/11/2009 2:58:00 PM
heroic-benefit	$50.00	$20.32	12/11/2009 2:58:08 PM
desertoasis	$50.00	$50.00	12/11/2009 2:57:30 PM
cash-boots	$25.00	$25.00	12/11/2009 2:58:05 PM
visionary-currency	$50.00	$50.00	12/11/2009 2:57:23 PM
MetraLynn	$25.00	$25.00	12/11/2009 3:00:50 PM
Astounding	$25.00	$25.00	12/11/2009 2:57:52 PM
steves73	$25.00	$25.00	12/11/2009 2:58:02 PM
copper	$30.00	$30.00	12/11/2009 3:02:54 PM
reflective-rupee	$25.00	$25.00	12/11/2009 3:02:29 PM
reflective-rupee	$25.00	$25.00	12/11/2009 3:08:28 PM
reflective-rupee	$500.00	$500.00	12/11/2009 8:27:51 PM
reflective-rupee	$500.00	$500.00	12/11/2009 8:27:31 PM
reflective-rupee	$100.00	$100.00	12/11/2009 8:28:59 PM
CarlosCespedes	$25.00	$25.00	12/11/2009 10:03:50 PM
cold1	$25.00	$25.00	12/12/2009 8:36:05 PM
Loan_Stranger	$50.00	$50.00	12/13/2009 12:54:00 PM
JeffHoll	$100.00	$100.00	12/14/2009 7:46:09 AM
GyJAV_BNCCo	$25.00	$25.00	12/14/2009 7:43:49 AM
five-star-note	$75.00	$75.00	12/14/2009 7:55:45 AM
vest_vortex	$25.00	$25.00	12/14/2009 5:29:27 PM
vest_vortex	$25.00	$25.00	12/14/2009 5:30:15 PM
anarchy1985	$25.00	$25.00	12/14/2009 9:31:14 PM
DannyPhantom	$25.00	$25.00	12/14/2009 8:48:00 PM
Cashlender1992	$28.01	$28.01	12/15/2009 5:34:04 AM
monstersdad	$36.62	$36.62	12/15/2009 11:17:59 AM
vivacious-p2p3	$25.00	$25.00	12/15/2009 1:04:06 PM
cjames84	$25.00	$25.00	12/15/2009 3:06:51 PM
rakey	$25.00	$25.00	12/15/2009 4:39:25 PM
leverage-hawk	$25.00	$25.00	12/15/2009 6:16:38 PM
bluflame9940	$28.30	$28.30	12/16/2009 8:00:12 AM
unger	$100.00	$100.00	12/16/2009 8:16:30 AM
bold-attentive-listing	$114.00	$114.00	12/16/2009 4:10:02 PM
attractive-value	$25.00	$25.00	12/16/2009 5:58:08 PM
jjsparks28	$33.51	$33.51	12/16/2009 8:10:22 PM
forthright-dedication	$25.00	$25.00	12/17/2009 7:32:05 AM
a-reasonable-return	$25.00	$25.00	12/17/2009 7:36:16 AM
NewYorker48	$56.53	$56.53	12/17/2009 4:49:02 PM
keoke779	$55.69	$55.69	12/17/2009 5:16:19 PM
brilliant-balance	$25.00	$25.00	12/17/2009 4:52:37 PM
a-finance-nirvana	$125.00	$125.00	12/17/2009 4:57:32 PM
jimmya	$25.57	$25.57	12/17/2009 6:13:18 PM
1traveler	$25.00	$25.00	12/18/2009 12:31:03 AM
Tecmo	$39.26	$39.26	12/18/2009 5:00:08 AM
sturdy-peace9	$55.00	$55.00	12/18/2009 8:06:16 AM
rapid-currency	$50.00	$50.00	12/18/2009 8:41:03 AM
credit-coach118	$25.00	$25.00	12/18/2009 10:17:00 AM
TakeCare	$200.00	$200.00	12/18/2009 11:30:24 AM
Skeptical-one	$50.00	$50.00	12/18/2009 11:29:12 AM
UBOtto186	$25.00	$25.00	12/18/2009 12:07:22 PM
kjb1971	$25.00	$25.00	12/18/2009 12:23:41 PM
Leshan	$27.67	$27.67	12/18/2009 12:56:45 PM
TigerForce	$25.00	$25.00	12/18/2009 12:44:53 PM
draggon77	$25.00	$25.00	12/18/2009 2:26:49 PM
Engineer44	$30.00	$30.00	12/18/2009 2:55:27 PM
119 bids
Borrower Payment Dependent Notes Series 438067
This series of Notes was issued and sold upon the funding of the borrower loan #40096, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Dec-11-2009
				Auction end date:	Dec-17-2009

Starting lender yield:	27.40%	Starting borrower rate/APR:	28.40% / 30.75%	Starting monthly payment:	$207.90
Final lender yield:	26.40%	Final borrower rate/APR:	27.40% / 29.74%	Final monthly payment:	$205.20

Auction yield range:	11.20% - 27.40%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	May-2002	Debt/Income ratio:	13%
Credit score:	720-739 (Dec-2009)	Current / open credit lines:	7 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	16	Length of status:	5y 10m
Amount delinquent:	$0	Revolving credit balance:	$14,740	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	58%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	a-dime-tsunami	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Fixig my place up
Purpose of loan:

I need this money to fix my house.This is our first house and It's in really bad shape and if only?the contractor will be willing to let me make payments I would not?need to get this loan,but they want to get paid as soon as they finish the work.I have a 1 year old baby girl?that I just can not let live in a place under construction,that's why I can not do it little by little.I need your help please.
My financial situation:
I am a good candidate for this loan because? I been enployed with?the same company for over 5 years.This is a company that is been in business for over 80 years I love my job and they are very happy with me too.?.I'm responsable,reliable,I never made a late payment and I have good credit.I get paid weekly and thru electronic direct deposit.You won't regret lending money to me I assure you.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

loanfairy	$25.00	$25.00	12/11/2009 2:57:26 PM
steves73	$25.00	$25.00	12/11/2009 2:58:02 PM
DRA-Properties	$25.00	$25.00	12/11/2009 2:59:38 PM
visionary-currency	$50.00	$50.00	12/11/2009 2:57:21 PM
orange-vigilance-shower	$25.00	$25.00	12/11/2009 3:00:58 PM
Astounding	$25.00	$25.00	12/11/2009 2:57:52 PM
truth-eclair	$25.00	$25.00	12/11/2009 3:01:18 PM
newbietony	$25.00	$25.00	12/11/2009 2:58:00 PM
greenwell	$25.00	$25.00	12/11/2009 3:01:44 PM
exact-loan5	$30.00	$30.00	12/11/2009 3:01:52 PM
czar3	$25.00	$25.00	12/11/2009 3:02:46 PM
falcon88dp	$25.00	$25.00	12/11/2009 3:02:51 PM
UT-Longhorn	$25.00	$25.00	12/11/2009 3:00:02 PM
SweetHoneyPot	$25.00	$25.00	12/11/2009 3:04:37 PM
AF-Chief	$28.00	$28.00	12/11/2009 2:57:39 PM
MetraLynn	$25.00	$25.00	12/11/2009 3:00:49 PM
sharkm	$25.00	$25.00	12/11/2009 3:05:00 PM
divedude	$25.00	$25.00	12/11/2009 3:01:03 PM
heroic-benefit	$50.00	$50.00	12/11/2009 2:58:07 PM
secobarbital	$25.00	$25.00	12/11/2009 3:01:28 PM
the-silver-blaster	$50.00	$50.00	12/11/2009 3:05:40 PM
Bank42	$50.00	$50.00	12/11/2009 3:01:49 PM
astute-dollar	$25.00	$25.00	12/11/2009 3:05:57 PM
building_community	$25.00	$25.00	12/11/2009 3:02:14 PM
fund-medalist171	$25.00	$25.00	12/11/2009 3:02:37 PM
order-prospector	$25.00	$25.00	12/11/2009 3:02:44 PM
blooming-dedication	$50.00	$50.00	12/11/2009 3:06:45 PM
professional-finance	$25.00	$25.00	12/11/2009 3:00:00 PM
cognizant-wealth	$25.00	$25.00	12/11/2009 3:06:55 PM
Vreet	$25.00	$25.00	12/11/2009 3:07:03 PM
rdecartus	$25.00	$25.00	12/11/2009 3:01:11 PM
sloan	$25.00	$25.00	12/11/2009 3:01:15 PM
GElender	$25.00	$25.00	12/11/2009 3:01:25 PM
louisianalender	$100.00	$100.00	12/11/2009 3:01:33 PM
reflective-rupee	$25.00	$25.00	12/11/2009 3:08:29 PM
loan-master996	$50.00	$50.00	12/11/2009 3:01:47 PM
puifais	$25.00	$25.00	12/11/2009 3:04:52 PM
helping-out	$25.00	$25.00	12/11/2009 3:02:23 PM
towering-platinum3	$25.00	$25.00	12/11/2009 3:05:27 PM
elegant-bonus	$25.00	$25.00	12/11/2009 3:05:31 PM
red-favorable-basis	$25.00	$25.00	12/11/2009 3:05:42 PM
hard-working-loot	$25.00	$25.00	12/11/2009 3:05:48 PM
accordion8	$25.00	$25.00	12/11/2009 3:06:05 PM
wise-extraordinary-loot	$25.00	$25.00	12/11/2009 3:06:18 PM
orange-courageous-dedication	$30.00	$30.00	12/11/2009 3:06:32 PM
anton	$25.00	$25.00	12/11/2009 3:06:50 PM
reflective-rupee	$25.00	$25.00	12/11/2009 3:08:27 PM
charming-point	$200.00	$200.00	12/11/2009 3:05:36 PM
teller	$25.00	$25.00	12/11/2009 3:06:02 PM
benevolent-bonus	$25.00	$25.00	12/11/2009 3:06:09 PM
saffron4	$25.00	$25.00	12/11/2009 3:06:15 PM
a-special-power	$25.00	$25.00	12/11/2009 3:06:43 PM
crenen139	$25.00	$25.00	12/11/2009 3:07:08 PM
forthright-dedication	$100.00	$74.01	12/11/2009 3:07:15 PM
Yomain	$25.00	$25.00	12/11/2009 3:16:35 PM
GyJAV_BNCCo	$25.00	$25.00	12/11/2009 7:57:22 PM
Bob450	$25.00	$25.00	12/11/2009 10:54:28 PM
foothillender	$25.00	$25.00	12/12/2009 7:48:20 AM
UCLA4life	$25.00	$25.00	12/14/2009 8:36:41 AM
371millwood	$200.00	$200.00	12/14/2009 2:46:29 PM
vest_vortex	$25.00	$25.00	12/14/2009 5:38:47 PM
Rogelio48	$25.00	$25.00	12/15/2009 12:27:50 PM
JustMee	$25.00	$25.00	12/16/2009 11:55:04 AM
monstersdad	$50.00	$50.00	12/16/2009 12:01:22 PM
loyalist1	$25.00	$25.00	12/16/2009 4:51:46 PM
buffalobills	$25.00	$25.00	12/16/2009 4:30:01 PM
piter-to-la-investment	$25.00	$25.00	12/16/2009 4:52:39 PM
bonus-patriot	$25.00	$25.00	12/17/2009 7:42:39 AM
fairness-atmosphere	$25.00	$25.00	12/17/2009 5:25:45 PM
desertoasis	$50.00	$50.00	12/11/2009 2:57:28 PM
melodious-fairness	$25.00	$25.00	12/11/2009 2:57:47 PM
Lam0nt	$25.00	$25.00	12/11/2009 2:57:54 PM
cash-boots	$25.00	$25.00	12/11/2009 2:58:04 PM
littlemonkey	$25.00	$25.00	12/11/2009 2:57:24 PM
EnigmaNYC-29	$25.00	$25.00	12/11/2009 2:57:44 PM
fcb202	$25.00	$25.00	12/11/2009 3:01:38 PM
tallmon	$25.00	$25.00	12/11/2009 2:58:09 PM
principal-kung-fu	$25.00	$25.00	12/11/2009 3:02:03 PM
yield-lion	$25.00	$25.00	12/11/2009 3:02:48 PM
copper	$30.00	$30.00	12/11/2009 3:02:53 PM
treasure-bliss	$100.00	$100.00	12/11/2009 3:02:57 PM
Banker7371	$25.00	$25.00	12/11/2009 3:03:01 PM
sentimental-euro	$25.00	$25.00	12/11/2009 2:57:49 PM
Speculator	$50.00	$50.00	12/11/2009 3:01:07 PM
Artist_Blue	$25.00	$25.00	12/11/2009 3:05:03 PM
capital-amplifier	$25.00	$25.00	12/11/2009 3:05:06 PM
rob1971	$25.00	$25.00	12/11/2009 3:01:22 PM
VBAces	$25.00	$25.00	12/11/2009 3:06:20 PM
reflective-rupee	$25.00	$25.00	12/11/2009 3:02:30 PM
value-pole	$25.00	$25.00	12/11/2009 3:06:23 PM
WalnutCreekguy	$25.00	$25.00	12/11/2009 3:06:27 PM
Buffer10	$100.00	$100.00	12/11/2009 3:06:36 PM
Dap2005	$25.00	$25.00	12/11/2009 3:06:41 PM
tsquared_030	$25.00	$25.00	12/11/2009 3:07:00 PM
affluence-tycoon	$25.00	$25.00	12/11/2009 3:01:14 PM
reflective-rupee	$25.00	$25.00	12/11/2009 3:08:24 PM
burgeoning-silver	$25.00	$25.00	12/11/2009 3:05:24 PM
andrewnar	$25.00	$25.00	12/11/2009 3:02:27 PM
transparency-burger	$25.00	$25.00	12/11/2009 3:05:45 PM
beezling	$52.00	$52.00	12/11/2009 3:05:50 PM
mrbill5548	$50.00	$50.00	12/11/2009 3:02:56 PM
Havana21	$25.00	$25.00	12/11/2009 3:03:00 PM
p123	$25.00	$25.00	12/11/2009 3:06:11 PM
personal-lender	$25.00	$25.00	12/11/2009 3:06:31 PM
worklessmakemore	$25.00	$25.00	12/11/2009 3:06:39 PM
Dubbs360	$50.00	$50.00	12/11/2009 3:07:14 PM
penny-surgeon	$25.00	$25.00	12/11/2009 3:04:49 PM
Supernick	$25.00	$25.00	12/11/2009 3:04:54 PM
payout-point	$25.00	$25.00	12/11/2009 3:06:00 PM
pleasant-nickel0	$25.00	$25.00	12/11/2009 3:06:07 PM
ryan23	$25.00	$25.00	12/11/2009 3:07:10 PM
reflective-rupee	$100.00	$100.00	12/11/2009 3:26:16 PM
cashhelp	$25.00	$25.00	12/11/2009 3:09:00 PM
reflective-rupee	$100.00	$100.00	12/11/2009 3:26:32 PM
wwwUniversal	$25.00	$25.00	12/11/2009 3:33:16 PM
GeoLender	$50.00	$50.00	12/11/2009 4:48:34 PM
SolarMoonshine	$100.00	$100.00	12/11/2009 6:00:23 PM
the-profit-oracle	$25.00	$25.00	12/11/2009 9:01:51 PM
melodious-fairness	$25.00	$25.00	12/12/2009 8:08:42 AM
zento	$25.00	$25.00	12/12/2009 1:39:25 PM
felicity-daydream	$50.00	$50.00	12/12/2009 1:12:02 PM
SFBank	$200.00	$200.00	12/13/2009 7:06:14 PM
brodav	$50.00	$50.00	12/14/2009 11:56:57 AM
drg6289	$25.00	$25.00	12/14/2009 3:31:51 PM
vest_vortex	$25.00	$25.00	12/14/2009 5:38:19 PM
PCity-LOA15	$25.00	$25.00	12/15/2009 2:11:56 PM
leverage-hawk	$25.00	$25.00	12/15/2009 6:22:16 PM
wildguy	$25.00	$25.00	12/15/2009 5:26:50 PM
unger	$100.00	$100.00	12/15/2009 7:42:13 PM
golffish2	$50.00	$50.00	12/16/2009 5:58:40 AM
amor1962	$25.99	$25.99	12/16/2009 12:38:47 PM
five-star-note	$35.00	$35.00	12/17/2009 12:24:43 AM
friendinmoney	$45.00	$45.00	12/17/2009 4:19:52 PM
efficient-bid2	$100.00	$100.00	12/17/2009 4:46:22 PM
MrDance123	$25.00	$25.00	12/17/2009 5:39:40 PM
135 bids
Borrower Payment Dependent Notes Series 438071
This series of Notes was issued and sold upon the funding of the borrower loan #40102, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Dec-14-2009
				Auction end date:	Dec-21-2009

Starting lender yield:	7.15%	Starting borrower rate/APR:	8.15% / 8.49%	Starting monthly payment:	$157.03
Final lender yield:	5.10%	Final borrower rate/APR:	6.10% / 6.44%	Final monthly payment:	$152.34

Auction yield range:	3.20% - 7.15%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	4.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Sep-1986	Debt/Income ratio:	23%
Credit score:	760-779 (Dec-2009)	Current / open credit lines:	12 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	1y 7m
Amount delinquent:	$0	Revolving credit balance:	$36,014	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	60%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	majstorm	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 100% )	760-779 (Latest)
Principal borrowed:	$9,500.00	< mo. late:	0 ( 0% )	740-759 (Sep-2008)
Principal balance:	$6,189.73	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Credit Card rates up up up
Purpose of loan:
Pay off my Capital One card and my Barclays card that have both increased their interest rate for no reason other then they can.
My financial situation:
I have a steady job (controller of a $40 MM company) and just frustrated with the remaining credit cards that have increased their interest rate on balance to over 20%

Married with 3 children, molly our dog , big kitty and littles (2 Cats)
Have an exisiting Prosper Loan and have been on time with my payments
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

hellasow	$30.00	$30.00	12/14/2009 4:42:09 PM
auction-elvis	$25.00	$25.00	12/15/2009 8:32:33 PM
silverloan	$25.00	$25.00	12/15/2009 9:24:00 PM
coloradoloanman	$25.00	$25.00	12/15/2009 8:13:51 PM
fireboss	$25.00	$25.00	12/15/2009 8:20:58 PM
supreme-hope	$25.00	$25.00	12/16/2009 12:48:02 AM
Gunny89	$25.00	$25.00	12/16/2009 5:05:29 AM
tisiphone	$25.00	$25.00	12/16/2009 7:54:18 AM
Artist_Blue	$25.00	$25.00	12/16/2009 8:29:27 AM
cptproton	$25.00	$25.00	12/16/2009 6:23:14 PM
p2ploan-leaper	$50.00	$50.00	12/17/2009 5:12:46 PM
hayhelp	$25.00	$25.00	12/17/2009 10:42:08 PM
Rob717171	$25.00	$25.00	12/17/2009 10:55:40 PM
JJS180	$25.00	$25.00	12/17/2009 10:59:19 PM
gulch	$35.00	$35.00	12/17/2009 10:59:44 PM
leodaguy	$25.00	$25.00	12/17/2009 11:00:39 PM
E_G	$50.00	$50.00	12/17/2009 11:00:57 PM
Attract	$25.00	$25.00	12/17/2009 11:01:05 PM
Walkingcowboy	$25.00	$25.00	12/17/2009 11:01:14 PM
integrity-doctor	$50.00	$50.00	12/17/2009 11:01:29 PM
Cluvnupe06	$25.00	$25.00	12/17/2009 11:03:02 PM
Kaj	$30.00	$30.00	12/17/2009 11:05:00 PM
forthright-social	$25.00	$25.00	12/17/2009 11:05:10 PM
Tom579	$25.00	$25.00	12/17/2009 11:05:22 PM
sharkm	$40.00	$40.00	12/17/2009 11:05:48 PM
AF-Chief	$35.00	$35.00	12/17/2009 11:06:04 PM
shamrocker	$25.00	$25.00	12/17/2009 11:06:08 PM
seattleslug	$30.00	$30.00	12/17/2009 11:06:18 PM
cash-boots	$25.00	$25.00	12/17/2009 11:06:30 PM
BookandLaw	$25.00	$25.00	12/17/2009 11:06:56 PM
AceInTheHole	$25.00	$25.00	12/17/2009 11:06:58 PM
adama_48	$25.00	$25.00	12/17/2009 11:07:08 PM
japper2353	$25.00	$25.00	12/17/2009 11:07:09 PM
totoro	$25.00	$25.00	12/17/2009 11:07:44 PM
buukyak	$25.00	$25.00	12/17/2009 11:07:55 PM
ijspence	$25.00	$25.00	12/17/2009 11:08:42 PM
Doc23	$25.00	$25.00	12/17/2009 11:17:39 PM
TCayce	$25.00	$25.00	12/17/2009 11:19:49 PM
jct_enterprises	$25.00	$25.00	12/17/2009 11:20:17 PM
RusRobo	$25.00	$25.00	12/17/2009 11:20:22 PM
flexiboy35	$25.00	$25.00	12/17/2009 11:20:32 PM
donloah	$25.00	$25.00	12/17/2009 11:20:44 PM
Mark-O-Polo	$25.00	$25.00	12/17/2009 11:19:46 PM
kmwvma	$25.00	$25.00	12/17/2009 11:20:27 PM
ILfarmboy	$42.27	$42.27	12/17/2009 11:20:55 PM
pythia	$25.00	$25.00	12/17/2009 11:19:44 PM
sclark	$25.00	$25.00	12/17/2009 11:20:51 PM
Independenttools	$25.00	$25.00	12/17/2009 11:20:55 PM
gdbanks	$25.00	$25.00	12/18/2009 3:53:51 AM
reefer	$32.58	$32.58	12/18/2009 4:59:01 AM
thryn	$25.00	$25.00	12/18/2009 6:14:08 AM
hard-working-loot	$25.00	$25.00	12/18/2009 6:52:27 AM
Mickeyblu	$25.00	$25.00	12/18/2009 6:16:04 AM
budyzr	$25.00	$25.00	12/18/2009 8:20:12 AM
CPAMAN	$25.00	$25.00	12/18/2009 7:49:51 AM
sh71	$25.00	$25.00	12/18/2009 9:52:24 AM
wise-silver-wonder	$25.00	$25.00	12/18/2009 10:27:47 AM
K2Outlaws	$25.00	$25.00	12/18/2009 10:51:08 AM
shawndw	$35.00	$35.00	12/18/2009 11:12:28 AM
SchaeferJ	$25.00	$25.00	12/18/2009 11:30:35 AM
credit-coach118	$40.00	$40.00	12/18/2009 10:53:07 AM
TheColoradoDon	$25.00	$25.00	12/18/2009 12:33:14 PM
kayden	$25.00	$25.00	12/18/2009 12:12:23 PM
jcrew007	$25.00	$25.00	12/18/2009 12:52:25 PM
dedicated-diversification5	$49.11	$49.11	12/18/2009 1:21:12 PM
nethawk00	$25.00	$25.00	12/18/2009 3:18:53 PM
Namrok	$25.00	$25.00	12/18/2009 1:58:04 PM
MikeB918	$25.00	$2.21	12/18/2009 2:03:26 PM
equitable-funds8	$25.00	$25.00	12/18/2009 7:55:48 PM
narblark	$50.00	$50.00	12/18/2009 9:05:37 PM
generous-deal6	$50.00	$50.00	12/19/2009 12:36:13 PM
ultimate-loan8	$27.23	$27.23	12/20/2009 9:13:00 AM
Proverbs227	$30.00	$30.00	12/20/2009 10:01:37 AM
elegant-income3	$50.00	$50.00	12/20/2009 9:21:30 AM
kulender	$100.00	$100.00	12/20/2009 6:54:27 PM
Jakes_Bank	$25.00	$25.00	12/21/2009 6:16:19 AM
FundMaker	$25.00	$25.00	12/15/2009 8:58:07 AM
impartial-deal	$25.00	$25.00	12/15/2009 3:49:34 PM
helping-out	$25.00	$25.00	12/15/2009 3:53:40 PM
benjamins-voyage	$25.00	$25.00	12/15/2009 11:58:26 PM
portfolio-zone801	$25.00	$25.00	12/15/2009 8:38:28 PM
danthemon35	$25.00	$25.00	12/16/2009 7:13:51 AM
Lipari	$25.00	$25.00	12/16/2009 1:09:21 AM
brightest-durability-chomper	$25.00	$25.00	12/16/2009 10:52:34 AM
interest-exec9	$25.00	$25.00	12/16/2009 1:01:55 PM
AmericanCredit	$25.00	$25.00	12/16/2009 10:51:52 AM
gracej	$25.00	$25.00	12/16/2009 3:19:19 PM
spruce2	$25.00	$25.00	12/17/2009 6:28:18 AM
djh47a	$25.00	$25.00	12/16/2009 9:33:50 PM
brilliant-revenue	$25.00	$25.00	12/17/2009 12:19:37 PM
figs4u2	$80.00	$80.00	12/17/2009 2:02:42 PM
yachey	$25.00	$25.00	12/17/2009 5:29:56 PM
Cheburashka	$30.00	$30.00	12/17/2009 8:03:22 PM
PAV	$25.00	$25.00	12/17/2009 7:09:35 PM
b-rent	$25.00	$25.00	12/17/2009 7:27:14 PM
RandyL3	$34.77	$34.77	12/17/2009 8:28:18 PM
platinum-sorcerer6	$25.00	$25.00	12/17/2009 10:41:29 PM
mjm77_1	$25.00	$25.00	12/17/2009 10:49:13 PM
lucky6	$25.00	$25.00	12/17/2009 10:55:00 PM
brstern2	$25.00	$25.00	12/17/2009 10:55:21 PM
principal-kung-fu	$25.00	$25.00	12/17/2009 10:59:17 PM
open-minded-credit4	$25.00	$25.00	12/17/2009 10:59:36 PM
Weaverville	$25.00	$25.00	12/17/2009 10:59:57 PM
stable-nickel	$170.00	$170.00	12/17/2009 11:00:14 PM
museic1	$25.00	$25.00	12/17/2009 11:00:21 PM
the_winning_ticket	$35.00	$35.00	12/17/2009 11:00:48 PM
ChicoBob	$27.35	$27.35	12/17/2009 11:02:45 PM
BaxterEvil	$25.00	$25.00	12/17/2009 11:03:34 PM
mikeandcat	$50.00	$50.00	12/17/2009 11:04:30 PM
magical-greenback	$55.00	$55.00	12/17/2009 11:04:29 PM
BankOfFrankFairness	$50.00	$50.00	12/17/2009 11:04:41 PM
community-pipeline8	$50.00	$50.00	12/17/2009 11:05:38 PM
Marathoner	$25.00	$25.00	12/17/2009 11:05:57 PM
Feline_Parent	$25.00	$25.00	12/17/2009 11:06:20 PM
tsui517	$25.00	$25.00	12/17/2009 11:06:28 PM
justalender	$25.00	$25.00	12/17/2009 11:06:23 PM
langdonx	$25.00	$25.00	12/17/2009 11:07:13 PM
kulender	$25.00	$25.00	12/17/2009 11:07:22 PM
natmonkey	$25.00	$25.00	12/17/2009 11:07:29 PM
Sid-K	$25.00	$25.00	12/17/2009 11:17:41 PM
OLYVRC	$25.00	$25.00	12/17/2009 11:19:31 PM
Sigonio	$25.00	$25.00	12/17/2009 11:19:48 PM
steves73	$25.00	$25.00	12/17/2009 11:20:12 PM
investment-builder0	$50.00	$50.00	12/17/2009 11:17:42 PM
philipandc	$25.00	$25.00	12/17/2009 11:19:45 PM
deepventures	$25.00	$25.00	12/17/2009 11:20:54 PM
pubnat	$25.00	$25.00	12/17/2009 11:20:10 PM
easylender	$25.00	$25.00	12/17/2009 11:20:19 PM
chief_wo	$25.00	$25.00	12/17/2009 11:18:54 PM
Boxhead	$25.00	$25.00	12/17/2009 11:20:33 PM
latestone	$25.00	$25.00	12/17/2009 11:19:55 PM
Guerrilla_Man	$25.00	$25.00	12/17/2009 11:26:37 PM
ndwayno	$39.57	$39.57	12/17/2009 11:20:52 PM
Strato	$25.00	$25.00	12/17/2009 11:26:05 PM
token34	$25.00	$25.00	12/17/2009 11:26:37 PM
bobby4u3	$25.00	$25.00	12/18/2009 4:47:27 AM
Supp0rter	$50.00	$50.00	12/18/2009 7:07:34 AM
zbfamwl	$25.00	$25.00	12/18/2009 7:49:53 AM
Dollars4Rent	$25.00	$25.00	12/18/2009 7:43:38 AM
respectful-integrity3	$25.00	$25.00	12/18/2009 8:40:33 AM
Zoramite	$25.00	$25.00	12/18/2009 9:52:21 AM
GenerousGentleMan	$50.00	$50.00	12/18/2009 9:36:05 AM
StWaldo	$25.00	$25.00	12/18/2009 10:07:55 AM
johannesfactotum	$25.00	$25.00	12/18/2009 10:51:23 AM
frankdelraza	$25.00	$25.00	12/18/2009 11:20:52 AM
NYWA	$25.00	$25.00	12/18/2009 11:53:05 AM
help_each_other	$25.00	$25.00	12/18/2009 11:56:04 AM
tatsuo20001	$25.00	$25.00	12/18/2009 12:33:09 PM
jonesboyz	$25.00	$25.00	12/18/2009 12:52:30 PM
note-tent	$50.00	$50.00	12/18/2009 12:21:46 PM
angelinvestor2	$25.00	$25.00	12/18/2009 12:21:58 PM
showmestatekid	$25.00	$25.00	12/18/2009 12:33:06 PM
SouthCoast	$25.00	$25.00	12/18/2009 12:52:28 PM
MidnightBank	$25.00	$25.00	12/18/2009 1:58:01 PM
zyztemboy	$25.00	$25.00	12/18/2009 2:03:25 PM
billnsc	$25.00	$25.00	12/19/2009 6:47:16 AM
missgina	$50.00	$50.00	12/19/2009 7:58:40 AM
grc	$100.00	$100.00	12/19/2009 9:24:57 AM
hard-working-loot	$50.00	$50.00	12/19/2009 5:07:47 PM
RandyL3	$69.91	$69.91	12/20/2009 11:24:29 AM
brinabonzo	$25.00	$25.00	12/20/2009 11:47:45 AM
YummiBear	$25.00	$25.00	12/20/2009 9:13:54 PM
162 bids
Borrower Payment Dependent Notes Series 438269
This series of Notes was issued and sold upon the funding of the borrower loan #40088, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,712.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%	Auction start date:	Dec-15-2009
				Auction end date:	Dec-22-2009

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 32.38%	Starting monthly payment:	$157.58
Final lender yield:	23.50%	Final borrower rate/APR:	24.50% / 26.80%	Final monthly payment:	$146.61

Auction yield range:	17.20% - 29.00%	Estimated loss impact:	26.35%
Lender servicing fee:	1.00%	Estimated return:	-2.85%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Feb-1997	Debt/Income ratio:	Not calculated
Credit score:	700-719 (Nov-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	20	Length of status:	1y 0m
Amount delinquent:	$7,816	Revolving credit balance:	$415	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	15	Homeownership:	No
Inquiries last 6m:	1
Screen name:	Workaholic79	Borrower's state:	California	Borrower's group:	LendersClub
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	52 ( 100% )	700-719 (Latest)
Principal borrowed:	$14,249.00	< mo. late:	0 ( 0% )	680-699 (Dec-2007) 620-639 (Nov-2007) 520-539 (Jan-2007) 520-539 (Jan-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	52
Description
3rd Loan: GREAT Borrower History!!
ABOUT ME
Formerly a corporate professional, now Realtor assistant (PT-1099)?and aspiring cake decorator. Starting PT-1099?in Dec. with local bakery to provide services not offered...edible favors, specialty & wedding cakes. Currently, I do cakes/cakepops/cupcakes from home but space limitations?and?lack of equipment pose problems.?So?a feasible arrangement made, creating?a WIN-WIN for all parties.

Monies?used for?partial payback?of personal cake school loan and?purchase equipment/supplies for in-home/store usage.
BAD CREDIT
The delinquent amount shown is fraud situation still in process of being resolved?and amount (delinquent) added to credit report in recently, resulting in "HR" rating. Please note that Prosper rating was "B."

Reasons were deadbeat roommate, fraud and job loss. Previous delinquencies due to unemployment, low paying jobs and bad decisions in youth.

MONTHLY FINANCIALS?
Income?2400
Misc...300 (avg)
Rent?1200
Phone?60
Auto Loan/Ins?150
Health Ins?86
Student?Loan?127
Other?250
BALANCE for Prosper Loan=$825.73

CLOSING
Successful 2x Borrower, loans paid off in past year. I will continue to be a good borrower and repay my debt. Goals:??payoff my Prosper loans off early?& open bakery .

Any questions, please ask. Thank you for taking time to?review my listing. Happy Holidays!!
Information in the Description is not verified.
Friends And Family Winning Bids
JGuide has bid a total of $125.00 in winning bids.
"A group member and past Prosper borrower - she has about $500 currently invested! A good bet - I am bidding!"
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
Q: Please explain the fraud situation. - Capit0l
A: The fraud situation (11/06) was ?Work from Home? scam. I found job on InstantHumanResources.com so seemed legit. Short story, not legit, and I put fraud cashier checks in account, even though teller checked. BofA found out 2 weeks later they were FRADULENT and I was liable for $7K. Bank was taking $1.2K-$2K/month out of salary affecting how I paid my bills. I was definitely stupid for even doing this, I should have known better. Now I do and it will never happen again. (Dec-16-2009)
Q: Hi. Is that your work featured in the picture? - adventure0
A: Yes, this are my works. My profile has additional pictures of a recent wedding from this past weekend. It was a 3-tier cake with 200 cupcake spread. (Dec-18-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

CoolPlexer	$96.06	$96.06	12/16/2009 4:13:42 PM
SwiDaddy	$50.00	$50.00	12/16/2009 6:05:53 PM
hellasow	$30.00	$30.00	12/16/2009 4:35:11 PM
G-Love	$500.00	$500.00	12/17/2009 6:20:04 AM
Jinja	$25.00	$25.00	12/17/2009 12:28:55 PM
reflective-rupee	$25.00	$25.00	12/17/2009 3:35:51 PM
Dollars4Rent	$25.00	$25.00	12/19/2009 9:22:11 AM
checzwick	$25.00	$25.00	12/19/2009 11:54:04 AM
spc91x	$25.00	$25.00	12/19/2009 5:41:57 PM
Whitey	$50.00	$50.00	12/20/2009 8:34:11 AM
oneforthemoney	$25.00	$25.00	12/20/2009 11:05:33 AM
Miami_Lending	$79.00	$79.00	12/20/2009 11:10:03 AM
2seriousteachers	$25.00	$25.00	12/21/2009 8:01:27 PM
djp127	$67.00	$67.00	12/21/2009 10:52:14 PM
fatboy888	$25.00	$25.00	12/22/2009 6:22:43 AM
flwah	$25.00	$25.00	12/22/2009 7:39:49 AM
payontime1	$50.00	$50.00	12/21/2009 8:36:55 PM
Millmanator	$50.00	$50.00	12/22/2009 11:06:48 AM
roxon	$25.00	$25.00	12/22/2009 11:33:54 AM
kelador	$150.00	$150.00	12/22/2009 8:31:24 AM
Integrity1st	$100.44	$100.44	12/22/2009 2:39:25 PM
heritage_loans	$25.00	$25.00	12/22/2009 3:15:00 PM
JGuide	$25.00	$25.00	12/22/2009 9:31:56 AM
kjb1971	$25.00	$25.00	12/22/2009 10:26:02 AM
Catz_aplenty	$50.00	$50.00	12/22/2009 10:33:32 AM
irishlaw	$200.00	$72.97	12/22/2009 3:08:52 PM
crw1950	$50.00	$50.00	12/22/2009 3:19:17 PM
icon7	$30.00	$30.00	12/22/2009 3:45:55 PM
DasMula	$50.00	$50.00	12/22/2009 3:49:33 PM
JGuide	$100.00	$100.00	12/15/2009 4:56:35 PM
Spring342	$25.00	$25.00	12/16/2009 10:19:29 AM
DenimCapital	$100.00	$100.00	12/16/2009 1:48:49 PM
GAHeel	$138.86	$138.86	12/16/2009 11:57:17 AM
Aberdeen	$300.00	$300.00	12/16/2009 4:54:41 PM
Capit0l	$25.00	$25.00	12/17/2009 7:37:27 AM
GABC-1	$77.00	$77.00	12/18/2009 1:35:17 PM
loanman2007	$200.00	$200.00	12/19/2009 7:39:14 AM
marwadi-62	$100.00	$100.00	12/19/2009 12:56:22 PM
hopheadmike	$25.00	$25.00	12/19/2009 5:18:04 PM
Kash2010lu	$25.00	$25.00	12/21/2009 5:07:17 AM
KSgirl89	$50.00	$50.00	12/21/2009 11:31:16 AM
impeccable-compassion	$25.00	$25.00	12/21/2009 12:58:50 PM
first-genuine-bid	$51.59	$51.59	12/21/2009 5:58:13 PM
Fathertime	$25.00	$25.00	12/21/2009 7:10:41 PM
eboomer2611	$25.00	$25.00	12/22/2009 8:56:27 AM
generous-deal6	$25.00	$25.00	12/22/2009 11:11:32 AM
AustinAmerica	$36.70	$36.70	12/22/2009 11:17:49 AM
justanothersushieater	$25.00	$25.00	12/22/2009 11:37:03 AM
prudent-gain7	$25.00	$25.00	12/22/2009 6:45:12 AM
cash2lendu	$50.00	$50.00	12/22/2009 11:57:29 AM
RetirementMoney	$25.00	$25.00	12/22/2009 3:15:51 PM
credit-coach118	$25.00	$25.00	12/22/2009 2:30:13 PM
MoneyForNothing	$25.00	$25.00	12/22/2009 3:12:34 PM
Feyenoord	$50.00	$50.00	12/22/2009 2:00:52 PM
cognizant-rate732	$100.00	$100.00	12/22/2009 2:35:58 PM
fireferd	$32.38	$32.38	12/22/2009 2:44:11 PM
exciting-fairness	$200.00	$200.00	12/22/2009 2:50:58 PM
57 bids
Borrower Payment Dependent Notes Series 438525
This series of Notes was issued and sold upon the funding of the borrower loan #40101, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Dec-16-2009
				Auction end date:	Dec-23-2009

Starting lender yield:	13.00%	Starting borrower rate/APR:	14.00% / 16.16%	Starting monthly payment:	$68.36
Final lender yield:	8.00%	Final borrower rate/APR:	9.00% / 11.09%	Final monthly payment:	$63.60

Auction yield range:	4.20% - 13.00%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	5.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Oct-1995	Debt/Income ratio:	19%
Credit score:	700-719 (Dec-2009)	Current / open credit lines:	17 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	40	Length of status:	3y 3m
Amount delinquent:	$0	Revolving credit balance:	$46,062	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	91%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	wndrtigres	Borrower's state:	DistrictOfColumbia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	0 ( 0% )	700-719 (Latest)
Principal borrowed:	$15,000.00	< mo. late:	0 ( 0% )	700-719 (Apr-2008) 660-679 (Mar-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	0
Description
Debt Consolidation
My plan is to use Prosper to borrow to pay off small amounts of debt until I get it paid off.? I am doing this to obtain lower interest rates than I am currently receiving.? Ultimately, my plan is to free myself of the greedy tentacles of debt and from the clutches of the credit card companies.? It has taken me this long to really understand what it means to live below my means and I am currently operating on a cash basis only.? I have already paid off $5,000 of debt within the last year by cutting back significantly on expenses and I am proud of the progress I've made.? I was a Prosper lender, but had to stop my lending activities since Prosper lending is not available in my state.? My major household expense is my mortgage and I am on an automatic every two week payment plan for that.? In addition, I bought my car used several years ago and it is completely paid for.? I am currently working two (and occasionally three) jobs to ensure that I have a larger nest egg than I currently have and my loan from Prosper will be used to make this happen.? In addition, I currently have a tenant renting out extra space in my house.By bidding on my loan you are bidding on some who has admitted their financial mistakes in the past and am currently working to get beyond them.If you have questions about myself or my loan, please do not hesitate to ask.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Please describe your occupation. Also, please provide your take home pay and total monthly expenses. Thanks. - exciting-fairness
A: I'm a management consultant for a firm specializing in Energy. I also teach graduate standardize test preparation & occasionally I tutor for these test Here's a breakdown of my pay & expenses: Monthly net income: $ 5,700 Expenses: Housing: $ 2,700 (mortgage & escrow); Car Insurance: $400/year; Car expenses: $ 50/month for gas; Car maintenance ~$250/year; Utilities: $200/month; Cell phone, cable, internet: $ 200/month; Groceries: $150 month (single, no kids) (Dec-17-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

EmeritusX	$25.00	$25.00	12/17/2009 5:38:34 AM
chrisb1414	$25.00	$25.00	12/17/2009 6:33:56 AM
Cherrypicker	$50.00	$50.00	12/18/2009 7:43:41 PM
bid-wonder	$25.00	$25.00	12/18/2009 11:04:57 PM
maccpro1	$50.00	$50.00	12/18/2009 11:51:17 PM
bank-examiner	$25.00	$25.00	12/19/2009 12:23:12 PM
JDLanier	$25.00	$25.00	12/19/2009 1:32:39 PM
TXCapLeader	$27.78	$27.78	12/21/2009 1:56:49 AM
Sven79	$100.00	$100.00	12/21/2009 8:52:55 AM
hard-working-loot	$25.00	$25.00	12/21/2009 7:57:05 AM
thegreatstrafe	$25.00	$25.00	12/21/2009 5:05:10 PM
preventivepestcontrol	$75.00	$75.00	12/21/2009 10:52:37 PM
PalmerTheEmbalmer	$25.00	$25.00	12/22/2009 2:21:59 AM
zxr	$25.00	$25.00	12/22/2009 11:43:17 AM
rce1964	$25.00	$25.00	12/22/2009 12:10:10 PM
JGuide	$25.00	$25.00	12/22/2009 3:31:26 PM
Tabster	$25.00	$25.00	12/22/2009 5:19:32 PM
lender12345	$25.00	$25.00	12/22/2009 8:10:34 PM
cutter21	$25.00	$25.00	12/22/2009 11:37:41 PM
scloans	$25.00	$25.00	12/23/2009 1:46:20 AM
scotty61	$25.00	$25.00	12/22/2009 6:27:54 PM
booie	$25.00	$13.75	12/23/2009 7:17:06 AM
JerryB96	$25.00	$25.00	12/22/2009 10:02:48 PM
cognizant-rate732	$100.00	$100.00	12/23/2009 8:26:01 AM
kf88	$25.00	$25.00	12/23/2009 1:10:31 PM
bluefinch	$25.00	$25.00	12/23/2009 3:02:20 PM
rockymtbob	$25.00	$25.00	12/23/2009 3:24:46 PM
elegant-income3	$50.00	$50.00	12/23/2009 3:29:41 PM
the-profit-oracle	$25.00	$25.00	12/23/2009 2:51:42 PM
Personal-Bond	$50.00	$50.00	12/18/2009 11:35:44 AM
helynn43	$25.00	$25.00	12/18/2009 1:13:45 PM
zento	$25.00	$25.00	12/18/2009 2:30:25 PM
dontscrewmeover1	$25.00	$25.00	12/18/2009 5:50:35 PM
PrinceValium	$25.00	$25.00	12/20/2009 8:33:31 AM
Makemony	$50.00	$50.00	12/21/2009 5:08:52 PM
credit-flower	$25.00	$25.00	12/22/2009 6:05:35 AM
jayh888	$25.00	$25.00	12/22/2009 7:40:26 AM
haryassman	$25.00	$25.00	12/22/2009 9:41:04 AM
ekn_enterprises	$25.00	$25.00	12/22/2009 1:35:23 PM
draggon77	$25.00	$25.00	12/22/2009 5:15:54 PM
Toony	$25.00	$25.00	12/22/2009 7:52:03 PM
Benny	$50.00	$50.00	12/23/2009 7:09:08 AM
CashBank	$25.00	$25.00	12/23/2009 8:34:43 AM
fatboy888	$25.00	$25.00	12/23/2009 5:42:33 AM
wild-orange	$25.00	$25.00	12/23/2009 11:49:02 AM
Johnab	$50.00	$50.00	12/23/2009 12:18:13 PM
runbix7	$25.00	$25.00	12/23/2009 12:25:31 PM
jybank	$50.00	$50.00	12/23/2009 12:37:55 PM
Winger	$75.00	$75.00	12/23/2009 12:48:40 PM
greenback-octave	$25.00	$25.00	12/23/2009 3:22:31 PM
generous-deal6	$30.00	$30.00	12/23/2009 4:00:09 PM
kinetic-social	$25.00	$25.00	12/23/2009 4:05:59 PM
jimmya	$28.47	$28.47	12/23/2009 3:09:26 PM
velocity-winner	$25.00	$25.00	12/23/2009 3:13:16 PM
exciting-fairness	$200.00	$200.00	12/23/2009 3:49:35 PM
55 bids
Borrower Payment Dependent Notes Series 438537
This series of Notes was issued and sold upon the funding of the borrower loan #40108, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Dec-16-2009
				Auction end date:	Dec-23-2009

Starting lender yield:	8.40%	Starting borrower rate/APR:	9.40% / 9.74%	Starting monthly payment:	$31.99
Final lender yield:	6.00%	Final borrower rate/APR:	7.00% / 7.34%	Final monthly payment:	$30.88

Auction yield range:	3.20% - 8.40%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.40%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Jul-2003	Debt/Income ratio:	Not calculated
Credit score:	800-819 (Dec-2009)	Current / open credit lines:	10 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	14	Length of status:	0y 4m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Investor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	Alphasig319	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	1 ( 100% )	800-819 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	820-839 (Oct-2009)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	1
Description
Investment Opportunity
Purpose of loan:
I will be using this loan to take advantage of another investment opportunity. These investment vehicles will specifically consist of options trading on the NASDAQ and engaging in Forex trading

I prefer to avoid the hassle of going through one of my banks for a small loan such as this (not to mention that banks typically do not give out loans for/to investments/investors). It is far more beneficial for me to utilize this community as the lag time is next to none. I have been an investor with Prosper since 2007 and would much rather give my business to the people and not big corporate giants who do not value my business.

My financial situation:
Monthly Income: $4700 (Net Income)

Expenses:
Mortgage: $1250
Car: $500
Phone & Internet: $100
Food: $400
Gas: $250
MMA: $150

$2050 (Remaining Spending): I use the remainder of this money to put $1,000 towards the principal of my mortgage and I stash the other $1,050 away in order to buy gold (unfortunately I can only buy it in bulk of 10 ounces or more)

You may ask why I am not using $1,000 of my own money for this venture since I have approximately $2,050 leftover every month. This is a good question and has a simple answer, I like to use other people?s money (leverage) instead of my own.

If the worst case scenario (I lose my entire investment) happens I will simply forego putting $1,000 down towards the principal of my mortgage for one month and pay off the loan.

This will be my 2nd Prosper listing and based on my investment performance it certainly will not be my last. Typically I do not hold my investments for more than 90 days, therefore you can anticipate a loan pay off within 90 days however, I do not make any guarantees.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What type of options strategies will you be pursuing (e.g covered calls, butterfly spreads, etc.) ? Based on your accumulation of gold, I'm assuming the bulk of your Forex trading will be shorting the dollar, is this correct? - bank-examiner
A: I pursue a variety of options strategies but they mainly consist of covered calls. The funds I receive from this loan I use for buying options contracts. I am not looking to short the dollar as much as I am to short the Euro, I believe the euro is SIGNIFICANTLY overvalued against the dollar and we will see a drop in the next 18 months. As for my accumulation of gold that is a wealth protection strategy for myself and do not consider it an actual investment. (Dec-20-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

hellasow	$50.00	$50.00	12/16/2009 5:19:11 PM
ingeborg77	$50.00	$50.00	12/19/2009 3:20:01 PM
jimbo29blue	$50.00	$50.00	12/19/2009 3:14:59 PM
don'twannadance	$50.00	$50.00	12/19/2009 3:26:47 PM
bank-examiner	$50.00	$50.00	12/20/2009 7:42:57 AM
latka_gravis	$25.00	$25.00	12/20/2009 8:26:17 AM
swissbanker	$50.00	$50.00	12/20/2009 8:06:00 PM
JGuide	$50.00	$32.74	12/22/2009 3:48:09 PM
redtilapia	$25.00	$25.00	12/23/2009 12:59:04 AM
seahorse2008	$25.00	$25.00	12/23/2009 12:24:54 PM
BipedalHominid	$25.00	$25.00	12/23/2009 12:26:53 PM
sflash	$29.76	$29.76	12/23/2009 2:56:25 PM
orbital-gain	$72.00	$72.00	12/23/2009 2:25:13 PM
Dollars4Rent	$25.00	$25.00	12/20/2009 9:35:48 AM
Dollars4Rent	$25.00	$25.00	12/20/2009 9:36:07 AM
dproxima	$25.00	$25.00	12/21/2009 4:47:46 PM
RandyL3	$84.13	$84.13	12/22/2009 2:42:50 PM
JerryB96	$25.00	$25.00	12/22/2009 10:04:32 PM
NYCLAIMSGUY	$25.00	$25.00	12/23/2009 8:47:09 AM
jybank	$150.00	$150.00	12/23/2009 12:33:48 PM
wild-orange	$25.00	$25.00	12/23/2009 11:47:30 AM
greenback-octave	$25.00	$25.00	12/23/2009 3:24:01 PM
kinetic-social	$56.37	$56.37	12/23/2009 4:04:31 PM
23 bids
Borrower Payment Dependent Notes Series 438627
This series of Notes was issued and sold upon the funding of the borrower loan #40090, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Dec-16-2009
				Auction end date:	Dec-22-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 39.15%	Final monthly payment:	$45.24

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Sep-1989	Debt/Income ratio:	49%
Credit score:	680-699 (Nov-2009)	Current / open credit lines:	11 / 9	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	42	Length of status:	7y 4m
Amount delinquent:	$5,418	Revolving credit balance:	$2,512	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	100%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	3	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	amjes	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	18 ( 100% )	680-699 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	580-599 (May-2008) 580-599 (Dec-2007)
Principal balance:	$1,884.82	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
Consolidate Bills
Purpose of loan:
I?want to?finish consolidating the?bills we have incurred while my husband has been unemployed.??Please help?us improve?our credit score and make a difference in?our family's?financial future.??Thank you.

My financial situation:
I have tried very hard to keep up with our payments while my husband has been unemployed.??We are trying to get everything back in order.??We would like to be able to get our bills caught up and taken care of quickly.??My account is currently set up for automatic payment therefore it will never be late.??I have a good job and will make the payments and can guarantee that this loan will be repaid in full and hopefully we will be able to make extra payments on this loan to get it paid off quickly.? We will make every effort to get this loan paid off quickly.

Monthly net income: $4000 - I also have a part-time job which brings in about $300 per month and I also have my husbands?unemployment income as well.

All expenses below are shared with my spouse.
Monthly expenses: $ 3,349
??Housing: $?1200
??Insurance: $ 199
??Car expenses: $?700
??Utilities: $ 150
??Phone, cable, internet: $ 150
??Food, entertainment: $ 350
??Clothing, household expenses $ 100
??Credit cards and other loans: $500
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Bob450	$25.00	$25.00	12/16/2009 4:45:26 PM
Eloise62	$75.00	$75.00	12/18/2009 6:48:52 PM
adaptable-capital	$250.00	$250.00	12/18/2009 7:20:46 PM
epic-payout	$50.00	$50.00	12/19/2009 9:55:10 PM
pyungpyung	$25.00	$25.00	12/21/2009 10:15:22 AM
SolarMoonshine	$25.00	$25.00	12/21/2009 5:59:09 PM
penny-sergeant	$25.00	$25.00	12/22/2009 7:00:31 AM
SNH	$50.00	$50.00	12/22/2009 4:09:31 PM
victor111	$25.00	$25.00	12/22/2009 1:45:37 PM
unk1911	$25.00	$25.00	12/22/2009 4:29:17 PM
gbruenin	$34.35	$34.35	12/17/2009 7:15:18 PM
red-favorable-basis	$25.00	$25.00	12/21/2009 8:14:42 AM
transparency-burger	$250.00	$250.00	12/21/2009 8:01:23 PM
piter-to-la-investment	$25.00	$25.00	12/21/2009 9:54:02 PM
exciting-fairness	$100.00	$90.65	12/22/2009 4:14:08 PM
15 bids
Borrower Payment Dependent Notes Series 437588
This series of Notes was issued and sold upon the funding of the borrower loan #40100, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	19.0%	Auction start date:	Dec-10-2009
				Auction end date:	Dec-17-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$135.71

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Oct-1986	Debt/Income ratio:	13%
Credit score:	600-619 (Dec-2009)	Current / open credit lines:	8 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	30	Length of status:	1y 10m
Amount delinquent:	$0	Revolving credit balance:	$2,837	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	97%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	26	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	deckim	Borrower's state:	Massachusetts	Borrower's group:	Credit Card Consolidation
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	51 ( 100% )	600-619 (Latest)
Principal borrowed:	$8,501.00	< mo. late:	0 ( 0% )	600-619 (Nov-2009) 600-619 (Sep-2009) 600-619 (Jun-2008) 600-619 (May-2008)
Principal balance:	$1,053.89	1+ mo. late:	0 ( 0% )
Total payments billed:	51
Description
Car repair
Purpose of loan: To fix one of my cars

It seams that most are not willing to look past the incorrect rating that has been?given me, & the 3year old delinquencies. My Prosper payments speak for themselves.?I have been trying for months to get a loan funded & I have had?1 lender?who has had the faith in me from listing one, (Thank you).???

If things aren't stressful enough this time of year?I had to put 1600.00 worth of work into my car, Now my husbands needs a new timing belt & some engine work done to his car, 1800.00 dollars worth of work, if not more.

I no longer want to consolidate I have come to the conclusion that no matter what I pay off or how many on time payments my score is not going to change.? They hold your future in there hands & there is nothing you can do to fix or change it.??

I have paid 314.10 a month?over the last 3 years?to prosper?& I will continue to do so.? When my car loan is paid off in June I will increase what I am paying.? So this loan will be paid off in less than 2 years. My second loan will be paid off in April 2010 instead of July 2011,

I am a good candidate for this loan because?I have never missed a prosper payment even?when I was?unemployed for over 6 months

My financial situation:? Monthly net income: $?2300.00 me 5,000.00 husband total 7,300.00

Monthly expenses: $?6270.00 leaving 1030.00?plus the 314.00?to prosper

Housing: $ mortgage,taxes,insurance, water 2404.00??
??Insurance: $?263.00 2 cars??
??Car expenses: $?550.00 one loan, gas, wear and tear??car loan paid off in 6 months saving another 360.00 per month
??Utilities: $?298.00 gas and lights???
??Phone, cable, internet: $ 25.00 work for company 180.00 cell phone this is high because I have 5 phones
??Food, entertainment: $ no?entertainment 1000.00 food family of 5???
??Clothing, household expenses $?300.00
??Credit cards and other loans: $?575.00 c.c.?& personal loans (includes the 314.00 paying each month to prosper even though I owe 105.00 per month
??Other expenses: $ 675.00 college and elementary school monthly payments fo my children
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

MoneyForNothing	$25.00	$2.33	12/10/2009 5:53:14 PM
Aberdeen	$300.00	$300.00	12/14/2009 5:11:31 PM
Laxa	$600.00	$600.00	12/16/2009 7:31:32 PM
DasMula	$500.00	$500.00	12/17/2009 9:32:51 AM
MoneyForNothing	$25.00	$25.00	12/17/2009 6:47:58 AM
CaliforniaSun	$25.00	$25.00	12/17/2009 1:02:00 PM
bobd32	$25.00	$25.00	12/17/2009 11:08:37 AM
joebob78	$50.00	$50.00	12/17/2009 3:19:48 PM
nurat	$38.27	$38.27	12/17/2009 1:08:02 PM
dough-rocket	$50.00	$50.00	12/17/2009 1:09:59 PM
reflective-rupee	$25.00	$25.00	12/17/2009 1:24:25 PM
Capit0l	$25.00	$25.00	12/17/2009 3:54:36 PM
jab4590	$25.00	$25.00	12/17/2009 2:53:45 PM
quest0	$25.00	$25.00	12/17/2009 3:17:29 PM
Tono	$25.00	$25.00	12/17/2009 3:49:24 PM
piter-to-la-investment	$25.00	$25.00	12/17/2009 3:58:07 PM
b1geasy	$57.57	$57.57	12/17/2009 4:17:15 PM
JGuide	$25.00	$25.00	12/17/2009 4:26:16 PM
Bob450	$50.00	$50.00	12/10/2009 9:31:44 PM
SolarMoonshine	$25.00	$25.00	12/14/2009 6:16:31 PM
unk1911	$25.00	$25.00	12/14/2009 5:08:10 PM
dfl	$50.00	$50.00	12/15/2009 5:49:00 PM
Tono	$50.00	$50.00	12/16/2009 4:31:51 PM
wattboy	$49.63	$49.63	12/16/2009 9:43:58 PM
dslobbs	$52.93	$52.93	12/16/2009 7:50:56 PM
myutmost	$60.17	$60.17	12/17/2009 6:48:33 AM
supreme-justice3	$300.00	$300.00	12/16/2009 9:02:26 PM
tcbmc	$25.00	$25.00	12/17/2009 9:38:54 AM
mrreynol	$25.00	$25.00	12/16/2009 10:17:44 PM
Kash2010lu	$25.00	$25.00	12/17/2009 6:22:50 AM
enriched-truth	$34.10	$34.10	12/17/2009 12:02:35 PM
LeoBUSIIT	$25.00	$25.00	12/17/2009 8:26:33 AM
Bob450	$30.00	$30.00	12/17/2009 9:43:44 AM
jhernand17	$25.00	$25.00	12/17/2009 10:44:27 AM
reflective-rupee	$25.00	$25.00	12/17/2009 12:17:33 PM
reflective-rupee	$50.00	$50.00	12/17/2009 1:24:06 PM
marybennet	$25.00	$25.00	12/17/2009 2:52:31 PM
Lubava	$25.00	$25.00	12/17/2009 3:10:00 PM
mespeedy36	$25.00	$25.00	12/17/2009 1:55:10 PM
RecoveryLender	$25.00	$25.00	12/17/2009 4:09:11 PM
exciting-fairness	$50.00	$50.00	12/17/2009 3:30:06 PM
transparency-tomahawk	$25.00	$25.00	12/17/2009 3:43:39 PM
Champion_Lending	$25.00	$25.00	12/17/2009 4:14:55 PM
RainyDayFunds	$25.00	$25.00	12/17/2009 4:18:15 PM
44 bids
Borrower Payment Dependent Notes Series 437866
This series of Notes was issued and sold upon the funding of the borrower loan #40111, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Dec-10-2009
				Auction end date:	Dec-17-2009

Starting lender yield:	10.00%	Starting borrower rate/APR:	11.00% / 11.35%	Starting monthly payment:	$65.48
Final lender yield:	7.80%	Final borrower rate/APR:	8.80% / 9.14%	Final monthly payment:	$63.41

Auction yield range:	3.20% - 10.00%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	7.20%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Jun-1992	Debt/Income ratio:	25%
Credit score:	740-759 (Dec-2009)	Current / open credit lines:	22 / 19	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	34	Length of status:	3y 7m
Amount delinquent:	$0	Revolving credit balance:	$47,863	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	33%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	etnies451	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	7 ( 88% )	740-759 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	1 ( 13% )	700-719 (Jun-2008) 700-719 (May-2008) 720-739 (Jul-2007) 760-779 (Feb-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	8
Description
PROSPER LOAN #2 DEBT CONSOLIDATION
Purpose of loan:
This loan will be used to? pay off a much higher rate credit card (17%) and make out 1 less check a month.

My financial situation:
I am a good candidate for this loan because? even though the credit card companies and credit bureaus continue to malign my credit score without due cause- I PAY ALL MY BILLS ON TIME EVERY TIME.?

For example....I owed home depot credit $2400 out of $3000 credit limit.....I paid them $2300 and now owe them $100 or so dollars. Guess what? They lowered my credit card limit to $500 dollars. Chase has done the same as well as a few others. That is ok, I never plan to use any of them again.

Please let me know if you have any questions or concerns. Thank you.

ps. this is a 2nd loan through prosper (if successful). The 1st loan was paid without any problems.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Can you provide details on your revolving credit balance? - catalystcf
A: Well, unfortunately because I am a junior, some of my fathers credit history gets mixed in with mine, so technically i only owe about 23k of the credit listed as mine, and it consists of credit cards. I pay these on time every month. My car is paid in full, and I don't have a mortgage or rent to pay either, so paying this loan will be a snap. Thanks. (Dec-12-2009)
Q: Hey etnies451-- I see your credit is stellar but what are the 2 inquiries in the last 6 months concerning? Thanks and best of luck with the loan. - bondhedger
A: I own my own company and we just leased another office, so the landlord had to check my credit history, and the other I am not too sure, but it could be either from another landlord or a credit card, not sure. Thanks for asking and please let me know if you have any other questions. (Dec-12-2009)
Q: You say you pay all of your bills on time, but you paid one of your last loans late during one month and can you please explain the public record on your credit? - wiselady
A: the late payment was for my 1st propser loan, and it was late less than 30 days, more like 2 or 3 days while the payoff went through. And the public record actually came from one of my father's renters (i am a junior), who years ago didn't pay rent and yet would not leave. When finally ordered to leave, the court ordered a $500 dollar re-imbursement to him, which my father paid but the man told the court he did not and even though I actually have proof of the cashed check, the mark remains. (Dec-17-2009)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

cash-sensai2	$25.00	$25.00	12/10/2009 4:54:55 PM
helping-out	$40.00	$40.00	12/10/2009 4:56:45 PM
singletrck	$25.00	$25.00	12/11/2009 8:07:46 AM
JGuide	$25.00	$25.00	12/13/2009 10:20:58 AM
PrinceValium	$25.00	$25.00	12/13/2009 7:31:13 PM
Socorro_Capital_Partners	$25.00	$25.00	12/14/2009 9:37:25 AM
iruz	$25.55	$25.55	12/14/2009 10:37:55 AM
impartial-deal	$31.69	$31.69	12/14/2009 12:46:09 PM
Syzygy	$25.00	$25.00	12/15/2009 2:44:46 PM
Approved	$50.00	$50.00	12/16/2009 11:51:44 AM
arcite	$100.00	$100.00	12/16/2009 10:51:00 AM
amor1962	$25.00	$25.00	12/16/2009 12:20:02 PM
thegreatstrafe	$25.00	$25.00	12/16/2009 4:25:30 PM
outofoffice	$44.80	$44.80	12/16/2009 6:23:47 PM
RandyL3	$66.76	$66.76	12/16/2009 4:55:29 PM
letsbank	$30.00	$30.00	12/16/2009 8:59:30 PM
GyJAV_BNCCo	$30.45	$30.45	12/17/2009 7:58:40 AM
MoneyForNothing	$27.00	$27.00	12/17/2009 10:39:51 AM
wild-orange	$25.00	$25.00	12/17/2009 10:45:23 AM
Share-the-wealth	$100.00	$56.28	12/17/2009 6:48:28 AM
Dollars4Rent	$25.00	$25.00	12/17/2009 8:09:22 AM
sunny1985	$25.00	$25.00	12/17/2009 11:58:34 AM
plbquic	$25.00	$25.00	12/17/2009 12:22:45 PM
RIVERBEND	$48.00	$48.00	12/17/2009 12:28:42 PM
Earn_money	$25.35	$25.35	12/17/2009 3:57:05 PM
sflash	$25.00	$25.00	12/11/2009 3:14:33 PM
FundMaker	$25.00	$25.00	12/11/2009 4:59:50 PM
Bogdan	$25.00	$25.00	12/14/2009 8:56:02 AM
Sarspatula	$50.00	$50.00	12/14/2009 12:39:17 PM
bondhedger	$25.00	$25.00	12/14/2009 5:08:23 PM
gothampark	$25.00	$25.00	12/15/2009 6:06:59 PM
tomjac2000	$25.00	$25.00	12/15/2009 6:52:53 PM
balanceheart	$50.00	$50.00	12/16/2009 5:40:29 AM
dollarboy	$26.00	$26.00	12/16/2009 6:02:58 AM
kf88	$30.00	$30.00	12/16/2009 4:24:10 PM
BipedalHominid	$25.00	$25.00	12/16/2009 5:37:51 PM
sunsetlending	$25.00	$25.00	12/17/2009 6:35:04 AM
dammage	$29.96	$29.96	12/17/2009 3:04:05 AM
NYCLAIMSGUY	$50.00	$50.00	12/17/2009 11:34:03 AM
PotBellyPete	$30.00	$30.00	12/17/2009 7:43:25 AM
prainvestment	$25.00	$25.00	12/17/2009 2:12:01 PM
Chosen-one	$25.00	$25.00	12/17/2009 3:27:23 PM
maj0508	$100.00	$100.00	12/17/2009 11:31:36 AM
Dollars4Rent	$25.00	$25.00	12/17/2009 12:06:23 PM
money-prophesy	$150.00	$150.00	12/17/2009 12:17:53 PM
patriot384	$150.00	$150.00	12/17/2009 1:25:10 PM
beerfool	$33.16	$33.16	12/17/2009 4:12:51 PM
friendinmoney	$50.00	$50.00	12/17/2009 4:07:14 PM
matthewa	$50.00	$50.00	12/17/2009 4:22:52 PM
kinetic-social	$50.00	$50.00	12/17/2009 4:23:50 PM
50 bids
Borrower Payment Dependent Notes Series 437880
This series of Notes was issued and sold upon the funding of the borrower loan #40099, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%	Auction start date:	Dec-11-2009
				Auction end date:	Dec-18-2009

Starting lender yield:	31.67%	Starting borrower rate/APR:	32.67% / 35.09%	Starting monthly payment:	$329.45
Final lender yield:	31.67%	Final borrower rate/APR:	32.67% / 35.09%	Final monthly payment:	$329.45

Auction yield range:	14.20% - 31.67%	Estimated loss impact:	15.46%
Lender servicing fee:	1.00%	Estimated return:	16.21%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Aug-1995	Debt/Income ratio:	23%
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	14 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	36	Length of status:	22y 3m
Amount delinquent:	$0	Revolving credit balance:	$9,684	Occupation:	Laborer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	72%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	3
Screen name:	inneedofloan	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	26 ( 100% )	640-659 (Latest)
Principal borrowed:	$10,000.00	< mo. late:	0 ( 0% )	600-619 (Oct-2007) 580-599 (Aug-2007) 600-619 (Feb-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	26
Description
pay off high interest loans
greetings i am a hard working factory worker with no charge offs. Looking to pay off 2 credit cards,one with a?27 percent interest loan.I do not know why my fico score came in so low.This is my?third loan though prosper.First two loans?were paid off with no lates or missed payments.I make good money just?I carry large balances on my credit cards.thanks for looking.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: list your monthly expenses and income. - Capit0l
A: greetings thanks for all your questions. I have recieved almost 20 so far to save time on my part i would like to say that my credit is one of the most important things to me.As you can see my fico score has gone up. I will not be late on any payments or cause harm to my rating, i have had two other loans though prosper (thanks all you guys for putting trust in me) and if this loan is funded that too will be paid on time (by auto pay) and in full. Thanks for your time and trust in me. (Dec-13-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

reflective-rupee	$25.00	$25.00	12/11/2009 3:02:10 PM
frugalinvestor20	$25.00	$25.00	12/11/2009 3:04:39 PM
FinDoc	$25.00	$25.00	12/11/2009 3:20:09 PM
reflective-rupee	$75.00	$75.00	12/11/2009 3:19:11 PM
reflective-rupee	$150.00	$150.00	12/11/2009 3:34:54 PM
heroic-benefit	$100.00	$100.00	12/11/2009 5:04:39 PM
Bob450	$50.00	$50.00	12/11/2009 10:25:04 PM
well-mannered-income3	$40.00	$40.00	12/12/2009 6:43:11 AM
reflective-rupee	$100.00	$100.00	12/12/2009 4:24:24 AM
SolarMoonshine	$100.00	$100.00	12/12/2009 9:45:05 AM
felicity-daydream	$100.00	$100.00	12/12/2009 1:06:21 PM
vest_vortex	$50.00	$50.00	12/14/2009 5:28:05 PM
sensible-fund	$60.00	$60.00	12/15/2009 4:35:59 AM
unger	$100.00	$100.00	12/14/2009 10:29:08 PM
the-profit-oracle	$25.00	$25.00	12/15/2009 10:44:26 AM
Aberdeen	$300.00	$300.00	12/15/2009 11:47:27 AM
reflective-rupee	$300.00	$300.00	12/15/2009 3:28:51 PM
reflective-rupee	$225.00	$145.09	12/15/2009 4:07:51 PM
Kash2010lu	$25.00	$25.00	12/16/2009 6:01:46 PM
DenimCapital	$400.00	$400.00	12/16/2009 7:50:04 PM
unk1911	$25.00	$25.00	12/16/2009 4:50:38 PM
WMY-Investor	$250.00	$250.00	12/16/2009 5:03:40 PM
well-mannered-income3	$50.00	$50.00	12/17/2009 6:00:39 AM
Happy-Man	$25.00	$25.00	12/17/2009 7:54:58 AM
odc24	$40.00	$40.00	12/17/2009 8:19:41 AM
supreme-justice3	$100.00	$100.00	12/17/2009 3:14:40 PM
CA_Lender	$25.00	$25.00	12/17/2009 12:41:30 PM
alaskakid	$25.00	$25.00	12/17/2009 5:07:28 PM
lively-exchange	$25.00	$25.00	12/17/2009 6:06:32 PM
invincible-gain	$45.64	$45.64	12/17/2009 6:48:44 PM
pi567	$50.00	$50.00	12/17/2009 7:02:44 PM
DenimCapital	$200.00	$200.00	12/17/2009 7:27:44 PM
loss-of-control	$25.00	$25.00	12/17/2009 7:53:17 PM
brondero	$100.00	$100.00	12/17/2009 9:57:13 PM
Leshan	$75.00	$75.00	12/18/2009 7:48:46 AM
penny-surgeon	$25.00	$25.00	12/18/2009 8:09:27 AM
justice-disk	$25.00	$25.00	12/18/2009 8:38:27 AM
MrLeft	$25.00	$25.00	12/18/2009 9:30:16 AM
Calif-smo	$43.93	$43.93	12/18/2009 9:47:05 AM
Muinteoir	$30.00	$30.00	12/18/2009 9:59:24 AM
credit-coach118	$35.00	$35.00	12/18/2009 10:19:30 AM
matthewa	$25.00	$25.00	12/18/2009 10:23:04 AM
Feyenoord	$61.94	$61.94	12/18/2009 10:11:10 AM
Gaelicman	$78.13	$78.13	12/18/2009 11:25:42 AM
NekHoldings	$25.00	$25.00	12/18/2009 11:30:36 AM
GetLoan	$101.70	$101.70	12/18/2009 11:48:34 AM
UBOtto186	$30.00	$30.00	12/18/2009 12:01:00 PM
bondhedger	$25.00	$25.00	12/18/2009 1:02:57 PM
piter-to-la-investment	$25.00	$25.00	12/18/2009 1:25:35 PM
a_falk22	$32.96	$32.96	12/18/2009 1:30:54 PM
asset-fanatic	$25.00	$25.00	12/18/2009 1:29:56 PM
fireferd	$41.24	$41.24	12/18/2009 2:29:09 PM
Engineer44	$25.00	$25.00	12/18/2009 2:55:01 PM
MoneyForNothing	$25.00	$25.00	12/18/2009 2:28:55 PM
jgshinn	$400.00	$400.00	12/18/2009 2:35:15 PM
reflective-rupee	$50.00	$50.00	12/11/2009 3:18:59 PM
reflective-rupee	$100.00	$100.00	12/12/2009 4:24:37 AM
reflective-rupee	$100.00	$100.00	12/12/2009 4:24:09 AM
Capit0l	$25.00	$25.00	12/12/2009 12:45:13 PM
well-mannered-income3	$50.00	$50.00	12/13/2009 9:44:31 AM
shawnw2	$50.00	$50.00	12/15/2009 3:31:20 PM
well-mannered-income3	$50.00	$50.00	12/15/2009 4:38:52 PM
well-mannered-income3	$40.00	$40.00	12/16/2009 8:08:07 AM
GyJAV_BNCCo	$25.00	$25.00	12/16/2009 9:55:43 AM
DenimCapital	$250.00	$250.00	12/16/2009 12:10:51 PM
noble-revenue	$25.00	$25.00	12/16/2009 4:50:18 PM
reflective-rupee	$250.00	$250.00	12/16/2009 8:14:05 PM
reflective-rupee	$100.00	$100.00	12/16/2009 8:13:43 PM
forthright-dedication	$25.00	$25.00	12/17/2009 7:31:03 AM
Calif-smo	$30.00	$30.00	12/17/2009 4:46:34 PM
red-favorable-basis	$25.00	$25.00	12/17/2009 5:58:58 PM
Credit2Prosper	$49.25	$49.25	12/17/2009 6:48:55 PM
vest_vortex	$25.00	$25.00	12/17/2009 7:19:15 PM
vest_vortex	$25.00	$25.00	12/17/2009 7:19:55 PM
zone6	$226.36	$226.36	12/17/2009 9:48:09 PM
brother_tam	$200.00	$200.00	12/17/2009 6:05:00 PM
dudebrah	$25.00	$25.00	12/17/2009 7:12:39 PM
1traveler	$25.00	$25.00	12/18/2009 12:29:26 AM
Rip128	$100.00	$100.00	12/18/2009 3:15:32 AM
spiff666	$25.00	$25.00	12/18/2009 7:27:28 AM
SnakeDoc_Investments	$31.61	$31.61	12/18/2009 9:07:53 AM
brightest-income-hunter	$25.00	$25.00	12/18/2009 9:31:42 AM
rmachi	$25.00	$25.00	12/18/2009 11:00:49 AM
PCity-LOA15	$30.00	$30.00	12/18/2009 10:01:32 AM
TakeCare	$100.00	$100.00	12/18/2009 11:29:15 AM
caddy5662	$100.00	$100.00	12/18/2009 10:26:56 AM
tpcnet	$32.15	$32.15	12/18/2009 11:45:18 AM
credit-coach118	$25.00	$25.00	12/18/2009 10:49:34 AM
Happyhourcomics	$25.00	$25.00	12/18/2009 12:18:02 PM
Skeptical-one	$100.00	$100.00	12/18/2009 11:28:03 AM
371millwood	$200.00	$200.00	12/18/2009 12:33:02 PM
cjames84	$25.00	$25.00	12/18/2009 12:42:14 PM
collector01	$50.00	$50.00	12/18/2009 12:38:14 PM
skillful-asset5	$25.00	$25.00	12/18/2009 1:54:01 PM
jes5199	$25.00	$25.00	12/18/2009 1:53:19 PM
113121	$400.00	$400.00	12/18/2009 2:09:03 PM
p2ploan-sensation211	$25.00	$25.00	12/18/2009 2:49:46 PM
97 bids
Borrower Payment Dependent Notes Series 437934
This series of Notes was issued and sold upon the funding of the borrower loan #40098, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Dec-11-2009
				Auction end date:	Dec-18-2009

Starting lender yield:	26.40%	Starting borrower rate/APR:	27.40% / 31.36%	Starting monthly payment:	$41.04
Final lender yield:	26.00%	Final borrower rate/APR:	27.00% / 30.95%	Final monthly payment:	$40.83

Auction yield range:	11.20% - 26.40%	Estimated loss impact:	10.65%
Lender servicing fee:	1.00%	Estimated return:	15.35%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Sep-1987	Debt/Income ratio:	16%
Credit score:	680-699 (Dec-2009)	Current / open credit lines:	2 / 2	Employment status:	Part-time employee
Now delinquent:	1	Total credit lines:	16	Length of status:	3y 5m
Amount delinquent:	$2,159	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	3	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	epic-bonus	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New Windows for my home
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $ 2250.00

Monthly expenses: $
??Housing: $ 1200.00 I pay 600.00 spouse 600.00
??Insurance: $ 112.00
??Car expenses: $?0
??Utilities: $ 200.00
??Phone, cable, internet: $?150.00
??Food, entertainment: $ 150.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $?????0
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

DenimCapital	$100.00	$100.00	12/14/2009 5:55:20 PM
IPG1	$25.00	$25.00	12/14/2009 5:05:07 PM
Bob450	$25.00	$25.00	12/16/2009 12:16:03 PM
Dap2005	$100.00	$100.00	12/17/2009 5:24:47 AM
btormc5	$30.00	$30.00	12/18/2009 6:56:10 AM
supreme-justice3	$100.00	$3.49	12/18/2009 1:17:44 PM
just-trade0	$36.00	$36.00	12/18/2009 1:04:10 PM
lnrn	$32.75	$32.75	12/18/2009 2:01:24 PM
donenzo	$25.00	$25.00	12/15/2009 2:09:05 PM
heroic-benefit	$127.42	$127.42	12/15/2009 7:50:54 PM
the-profit-oracle	$25.00	$25.00	12/16/2009 3:08:24 PM
DenimCapital	$200.00	$200.00	12/16/2009 7:48:59 PM
Leshan	$50.00	$50.00	12/18/2009 8:06:11 AM
newton77	$25.00	$25.00	12/18/2009 1:10:11 PM
Bob450	$25.00	$25.00	12/18/2009 1:18:46 PM
UBOtto186	$40.34	$40.34	12/18/2009 2:54:20 PM
supreme-justice3	$100.00	$100.00	12/18/2009 1:46:58 PM
TakeCare	$30.00	$30.00	12/18/2009 2:11:00 PM
18 bids
Borrower Payment Dependent Notes Series 438320
This series of Notes was issued and sold upon the funding of the borrower loan #40104, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	Dec-16-2009
				Auction end date:	Dec-23-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	31.85%	Final borrower rate/APR:	32.85% / 36.95%	Final monthly payment:	$44.03

Auction yield range:	14.20% - 34.00%	Estimated loss impact:	16.17%
Lender servicing fee:	1.00%	Estimated return:	15.68%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Oct-1979	Debt/Income ratio:	10%
Credit score:	600-619 (Dec-2009)	Current / open credit lines:	8 / 6	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	26	Length of status:	17y 3m
Amount delinquent:	$905	Revolving credit balance:	$1,916	Occupation:	Professional
Public records last 12m / 10y:	1/ 2	Bankcard utilization:	83%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	23	Homeownership:	No
Inquiries last 6m:	0
Screen name:	tvluck	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	17 ( 100% )	600-619 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	640-659 (Jun-2008) 640-659 (May-2008)
Principal balance:	$594.26	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
Student Loan
Purpose of loan:
This loan will be used to help me go to school and work less at my part time jobs. I currently work full-time with two part-time jobs and school. Needless to say it is tough. I am about 15 credits away from my A.A. My next stop will be Northwestern College in MN to pursue a psychology degree. The picture is of my dog Hans who is more attractive than myself! :)

My financial situation:
I have never missed a payment on my current Prosper loan which I know owe $600. Thank you for considering to help me out.
Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Complete the app for us please. Have Hans read you my page. good luck - Tono
A: Thank you Tono! Have a merry Christmas! (Dec-23-2009)
Q: Can you comment on why 24 Delinquencies and what the 3 public records are? - JGuide
A: Hello and thank you for the question. I am a recovering alcoholic who has been sober for three years. I have not had any late payments for credit cards or loans in the past three years. Any negative items are pre 2006. Unfortunately, you can not run from your past and Chrysler has filed a judgement against me for the repo of my Jeep in 2006 from a DWI. I went back to school in 2007 thankful for the opportunity to make a better life for myself and my daughter. I hope this answers your question. (Dec-23-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

SolarMoonshine	$25.00	$25.00	12/16/2009 6:05:12 PM
red-favorable-basis	$25.00	$25.00	12/21/2009 8:23:47 AM
lifelongreds	$50.00	$50.00	12/22/2009 5:33:51 AM
JGuide	$25.00	$25.00	12/22/2009 3:43:41 PM
gsd	$25.00	$25.00	12/22/2009 4:29:34 PM
Feyenoord	$50.00	$50.00	12/22/2009 4:48:07 PM
bondhedger	$25.00	$25.00	12/22/2009 5:26:07 PM
jgshinn	$50.00	$50.00	12/22/2009 11:15:13 PM
crjmechanic	$25.00	$25.00	12/22/2009 11:01:46 PM
autoconnection	$25.17	$25.17	12/23/2009 6:34:30 AM
supreme-hope	$25.00	$25.00	12/23/2009 4:18:53 AM
Gaelicman	$25.00	$25.00	12/23/2009 7:53:59 AM
leverage-monger	$25.00	$25.00	12/23/2009 8:08:18 AM
realtormoises	$25.00	$25.00	12/23/2009 10:04:24 AM
antoniofl	$90.97	$10.39	12/23/2009 10:17:36 AM
Happyhourcomics	$25.00	$25.00	12/23/2009 1:12:06 PM
the-profit-oracle	$25.00	$25.00	12/21/2009 6:43:09 PM
brondero	$50.00	$50.00	12/22/2009 4:19:32 PM
GS-ROCK	$25.00	$25.00	12/22/2009 5:59:31 PM
kevlar	$36.44	$36.44	12/22/2009 7:37:16 PM
marwadi-62	$100.00	$100.00	12/22/2009 8:07:29 PM
VitaminFunk	$25.00	$25.00	12/22/2009 7:01:17 PM
eman48	$25.18	$25.18	12/22/2009 8:29:40 PM
Leshan	$34.88	$34.88	12/23/2009 7:24:36 AM
Snoopylover	$25.00	$25.00	12/23/2009 6:06:02 AM
studious-revenue7	$42.94	$42.94	12/23/2009 6:20:34 AM
Moe87	$25.00	$25.00	12/23/2009 7:30:07 AM
DonDiego	$25.00	$25.00	12/23/2009 12:31:40 AM
glenium	$25.00	$25.00	12/23/2009 3:28:37 AM
dorypro	$25.00	$25.00	12/23/2009 1:15:02 PM
muirheaj	$25.00	$25.00	12/23/2009 11:36:17 AM
Capit0l	$25.00	$25.00	12/23/2009 3:37:13 PM
32 bids
Borrower Payment Dependent Notes Series 438494
This series of Notes was issued and sold upon the funding of the borrower loan #40097, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Dec-17-2009
				Auction end date:	Dec-21-2009

Starting lender yield:	27.40%	Starting borrower rate/APR:	28.40% / 30.75%	Starting monthly payment:	$207.90
Final lender yield:	26.40%	Final borrower rate/APR:	27.40% / 29.74%	Final monthly payment:	$205.20

Auction yield range:	11.20% - 27.40%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Nov-1988	Debt/Income ratio:	23%
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	9 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	17	Length of status:	0y 3m
Amount delinquent:	$0	Revolving credit balance:	$5,615	Occupation:	Laborer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	76%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	elevated-balance	Borrower's state:	Kansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Newlywed getting organized
Purpose of loan:
This loan will be used to consolidate my unsecured debt and make my monthly outgoing payment to one source.? I plan to have this loan paid in less than 24 months.

My financial situation:
I am a good candidate for this loan because I work for a stable company and have very good credit payment history.

Monthly net income: $ 1,400

Monthly expenses: $ 950
??Insurance: $ 100
??Car expenses: $ 50
??Utilities: $ 150
??Phone, cable, internet: $ 100
??Food, entertainment: $ 200
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 250
??Other expenses: $ 50
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

income-rocker2	$25.00	$25.00	12/17/2009 3:58:24 PM
loan-scientist8	$25.00	$25.00	12/17/2009 4:06:50 PM
aader	$25.00	$25.00	12/17/2009 3:58:32 PM
IIP77	$25.00	$25.00	12/17/2009 3:58:44 PM
Plotinus	$50.00	$50.00	12/17/2009 3:58:50 PM
omerta6102	$29.42	$29.42	12/17/2009 4:10:35 PM
coin-investor	$25.00	$25.00	12/17/2009 4:11:20 PM
GotoMoney	$50.00	$50.00	12/17/2009 4:11:24 PM
PhalanxBulldog	$25.00	$25.00	12/17/2009 4:11:34 PM
108lender	$29.57	$29.57	12/17/2009 4:13:57 PM
whatknows	$25.00	$25.00	12/17/2009 3:58:28 PM
Banker7371	$25.00	$25.00	12/17/2009 4:14:40 PM
Supernick	$25.00	$25.00	12/17/2009 4:14:50 PM
hard-working-loot	$25.00	$25.00	12/17/2009 4:15:09 PM
value-pole	$25.00	$25.00	12/17/2009 4:15:44 PM
WalnutCreekguy	$25.00	$25.00	12/17/2009 4:15:46 PM
Lam0nt	$25.00	$25.00	12/17/2009 4:06:17 PM
tsquared_030	$25.00	$25.00	12/17/2009 4:16:10 PM
impasse1	$25.00	$25.00	12/17/2009 4:01:46 PM
impeccable-transparency	$50.00	$50.00	12/17/2009 4:16:35 PM
contract-neutron	$25.00	$25.00	12/17/2009 4:10:21 PM
magnetic-duty	$25.00	$25.00	12/17/2009 4:10:32 PM
jbaum	$25.00	$25.00	12/17/2009 4:10:44 PM
loanfairy	$25.00	$25.00	12/17/2009 4:11:03 PM
lendarer	$25.00	$25.00	12/17/2009 4:11:39 PM
tuneman1980	$25.00	$25.00	12/17/2009 4:11:45 PM
five-star-note	$35.00	$35.00	12/17/2009 4:05:51 PM
Headhunter14	$25.00	$25.00	12/17/2009 4:06:20 PM
mrbill5548	$50.00	$50.00	12/17/2009 4:14:36 PM
puifais	$25.00	$25.00	12/17/2009 4:14:46 PM
divedude	$25.00	$25.00	12/17/2009 4:08:56 PM
elegant-bonus	$25.00	$25.00	12/17/2009 4:15:01 PM
the-silver-blaster	$50.00	$50.00	12/17/2009 4:15:07 PM
astute-dollar	$25.00	$25.00	12/17/2009 4:15:15 PM
benevolent-bonus	$25.00	$25.00	12/17/2009 4:15:26 PM
saffron4	$25.00	$25.00	12/17/2009 4:15:33 PM
VBAces	$25.00	$25.00	12/17/2009 4:15:40 PM
orange-courageous-dedication	$30.00	$30.00	12/17/2009 4:15:51 PM
ryan23	$25.00	$25.00	12/17/2009 4:16:22 PM
orange-preeminant-bill	$100.00	$38.55	12/17/2009 4:16:43 PM
fortytwo	$50.00	$50.00	12/17/2009 4:11:51 PM
MONEYMATCH	$37.46	$37.46	12/17/2009 4:13:31 PM
andypbe	$25.00	$25.00	12/17/2009 4:13:35 PM
capital-amplifier	$25.00	$25.00	12/17/2009 4:14:54 PM
accordion8	$25.00	$25.00	12/17/2009 4:15:20 PM
blooming-dedication	$50.00	$50.00	12/17/2009 4:16:01 PM
crenen139	$25.00	$25.00	12/17/2009 4:16:18 PM
elegant-income3	$25.00	$25.00	12/17/2009 4:16:31 PM
UCLA4life	$25.00	$25.00	12/17/2009 4:17:29 PM
czar3	$25.00	$25.00	12/17/2009 4:17:38 PM
Rogelio48	$25.00	$25.00	12/17/2009 5:27:27 PM
falcon88dp	$25.00	$25.00	12/17/2009 5:29:27 PM
Ven58	$25.00	$25.00	12/19/2009 8:57:07 AM
coloradoloanman	$25.00	$25.00	12/19/2009 8:27:53 PM
unbeatable-wealth	$25.00	$25.00	12/19/2009 8:55:55 PM
vest_vortex	$25.00	$25.00	12/20/2009 12:00:39 PM
vest_vortex	$25.00	$25.00	12/20/2009 12:00:23 PM
integrity-doctor	$50.00	$50.00	12/21/2009 6:16:04 AM
yeti888	$25.00	$25.00	12/17/2009 4:06:23 PM
treasure-bliss	$100.00	$100.00	12/17/2009 4:07:18 PM
Viamin	$25.00	$25.00	12/17/2009 3:58:22 PM
mizunoman	$25.00	$25.00	12/17/2009 3:58:35 PM
mjjjrj	$25.00	$25.00	12/17/2009 3:58:59 PM
portfolio-zone801	$25.00	$25.00	12/17/2009 3:59:26 PM
dt2812	$30.00	$30.00	12/17/2009 3:58:18 PM
Havana21	$25.00	$25.00	12/17/2009 4:14:39 PM
Artist_Blue	$25.00	$25.00	12/17/2009 4:14:52 PM
charming-point	$250.00	$250.00	12/17/2009 4:15:04 PM
p123	$25.00	$25.00	12/17/2009 4:15:32 PM
cognizant-wealth	$25.00	$25.00	12/17/2009 4:16:05 PM
elevated-platinum5	$25.00	$25.00	12/17/2009 4:16:38 PM
AF-Chief	$28.00	$28.00	12/17/2009 4:08:51 PM
RebuildALife	$25.00	$25.00	12/17/2009 4:10:41 PM
kmfreymi	$25.00	$25.00	12/17/2009 4:11:36 PM
wildguy	$25.00	$25.00	12/17/2009 4:21:07 PM
copper	$30.00	$30.00	12/17/2009 4:14:33 PM
penny-surgeon	$25.00	$25.00	12/17/2009 4:14:45 PM
desertoasis	$50.00	$50.00	12/17/2009 4:08:43 PM
teller	$25.00	$25.00	12/17/2009 4:15:17 PM
pleasant-nickel0	$25.00	$25.00	12/17/2009 4:15:21 PM
personal-lender	$25.00	$25.00	12/17/2009 4:15:47 PM
Buffer10	$100.00	$100.00	12/17/2009 4:15:52 PM
terminus	$25.00	$25.00	12/17/2009 4:10:50 PM
Payasoup	$50.00	$50.00	12/17/2009 4:10:56 PM
forthright-dedication	$100.00	$100.00	12/17/2009 4:16:25 PM
Zolton	$200.00	$200.00	12/17/2009 4:16:28 PM
euro-mirth	$25.00	$25.00	12/17/2009 4:16:40 PM
Doug1043	$25.00	$25.00	12/17/2009 4:11:49 PM
bradania	$25.00	$25.00	12/17/2009 4:13:33 PM
derec	$25.00	$25.00	12/17/2009 4:13:55 PM
burgeoning-silver	$25.00	$25.00	12/17/2009 4:14:57 PM
beezling	$52.00	$52.00	12/17/2009 4:15:12 PM
wise-extraordinary-loot	$25.00	$25.00	12/17/2009 4:15:37 PM
worklessmakemore	$25.00	$25.00	12/17/2009 4:15:54 PM
a-special-power	$25.00	$25.00	12/17/2009 4:15:56 PM
Vreet	$25.00	$25.00	12/17/2009 4:16:16 PM
reflective-rupee	$100.00	$100.00	12/17/2009 4:28:47 PM
SolarMoonshine	$50.00	$50.00	12/17/2009 5:06:59 PM
reflective-rupee	$900.00	$900.00	12/17/2009 4:39:51 PM
building_community	$25.00	$25.00	12/17/2009 5:04:56 PM
wwwUniversal	$25.00	$25.00	12/17/2009 5:05:41 PM
Ronnieboy888	$25.00	$25.00	12/17/2009 9:10:41 PM
MetraLynn	$25.00	$25.00	12/17/2009 5:27:48 PM
the-profit-oracle	$25.00	$25.00	12/18/2009 2:24:42 PM
felicity-daydream	$50.00	$50.00	12/18/2009 1:41:42 PM
vivacious-p2p3	$25.00	$25.00	12/18/2009 3:10:43 PM
hellasow	$25.00	$25.00	12/18/2009 3:39:52 PM
preventivepestcontrol	$50.00	$50.00	12/19/2009 8:38:43 AM
money-prophesy	$35.00	$35.00	12/19/2009 7:20:01 PM
oneforthemoney	$25.00	$25.00	12/20/2009 11:08:16 AM
vest_vortex	$25.00	$25.00	12/20/2009 12:00:57 PM
cognizant-rate732	$100.00	$100.00	12/20/2009 2:20:05 PM
helping-out	$25.00	$25.00	12/20/2009 7:19:25 PM
wise-balanced-moola	$25.00	$25.00	12/20/2009 8:46:16 PM
bsmtloan	$75.00	$75.00	12/21/2009 3:44:33 AM
115 bids
Borrower Payment Dependent Notes Series 438554
This series of Notes was issued and sold upon the funding of the borrower loan #40085, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	Dec-18-2009
				Auction end date:	Dec-22-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$135.71

Auction yield range:	14.20% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Feb-1995	Debt/Income ratio:	Not calculated
Credit score:	620-639 (Dec-2009)	Current / open credit lines:	8 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	14	Length of status:	2y 10m
Amount delinquent:	$0	Revolving credit balance:	$21,650	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	82%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	7	Homeownership:	No
Inquiries last 6m:	1
Screen name:	fort808	Borrower's state:	California	Borrower's group:	BuildingTree
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	18 ( 86% )	620-639 (Latest)
Principal borrowed:	$2,580.00	< mo. late:	3 ( 14% )	620-639 (Oct-2009) 600-619 (Sep-2009) 580-599 (Mar-2008) 600-619 (Nov-2007)
Principal balance:	$1,367.48	1+ mo. late:	0 ( 0% )
Total payments billed:	21
Description
Let me pay you instead of Chase
Purpose of loan:? My goal is to refinance a credit card through Prosper. I currently owe a remaining balance to Chase bank that I had negotiated monthly payments of $346, which I've been paying for the last 3 years. I would like to pay them in full, so I can make the smaller payments through Prosper and have some financial flexibility.

My financial situation:? After getting laid off last year from my full time job, I had to make my side job as a pizza delivery driver a full time job, getting hourly wage plus tips. Also, I do freelance videography work which provides additional income. I currently have an existing Prosper loan, of which I am current. I have had a few late payments through Prosper, but they have never been longer than a week late, and I have never failed to make a payment on my previous loan.

Monthly net income: $ 2800

Monthly expenses: $?2440
??Housing: $ 600
??Insurance: $ 60
??Car expenses: $?400
??Phone, cable, internet: $?130
??Food, entertainment: $ 400
??Credit cards and other loans: $ 950
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Bob450	$25.00	$25.00	12/18/2009 4:15:52 PM
bondhedger	$25.00	$25.00	12/20/2009 3:14:46 PM
PrinceValium	$25.00	$25.00	12/21/2009 6:40:32 AM
red-favorable-basis	$25.00	$25.00	12/21/2009 8:06:12 AM
Jim33	$25.00	$25.00	12/21/2009 10:10:20 PM
Lenderboy	$2,975.00	$2,800.00	12/20/2009 3:13:27 PM
penny-surgeon	$25.00	$25.00	12/20/2009 3:14:27 PM
bold-dynamic-silver	$25.00	$25.00	12/20/2009 5:59:21 PM
WeshaTheLeopard	$25.00	$25.00	12/21/2009 2:47:04 PM
9 bids
Borrower Payment Dependent Notes Series 438904
This series of Notes was issued and sold upon the funding of the borrower loan #40094, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Dec-17-2009
				Auction end date:	Dec-21-2009

Starting lender yield:	7.40%	Starting borrower rate/APR:	8.40% / 10.49%	Starting monthly payment:	$189.13
Final lender yield:	7.35%	Final borrower rate/APR:	8.35% / 10.44%	Final monthly payment:	$188.99

Auction yield range:	4.20% - 7.40%	Estimated loss impact:	2.11%
Lender servicing fee:	1.00%	Estimated return:	5.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Mar-1995	Debt/Income ratio:	9%
Credit score:	720-739 (Dec-2009)	Current / open credit lines:	3 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	6	Length of status:	5y 2m
Amount delinquent:	$0	Revolving credit balance:	$3,850	Occupation:	Waiter/Waitress
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	14%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	xpacs	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	25 ( 100% )	720-739 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	640-659 (Sep-2007)
Principal balance:	$363.18	1+ mo. late:	0 ( 0% )
Total payments billed:	25
Description
Online media expansion for business
Purpose of loan:
I am using this loan to assist our business with our new online media marketing campaign for a new service we just created.

My financial situation:
I am a good candidate because I have money from my company to pay the loan back immediately.? I own a 36% stake in a company that had revenues of $225K last year (2008). If I needed to I could liquidate my stock for cash.? I do not want to do that however.? Additionally, I have one loan through Prosper that I have never missed a payment on, which is almost at it's conclusion.

Monthly net income: $ 60,000 (I take a draw from my company and wait tables at a fine dining restaurant as well)

Monthly expenses: $ 3,325
??Housing: $ 1000
??Insurance: $ 75 (medical)
??Car expenses: $ 300
??Utilities: $ 0
??Phone, cable, internet: $ 150
??Food, entertainment: $ 600
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 0 (I have one outstanding loan that I am?disputing due to unethical practices?by the company;?ALL other loans in the past years have been?paid off)
??Other expenses: $ 1000
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

neenerman	$75.00	$75.00	12/17/2009 4:14:07 PM
DukSerduk	$25.00	$25.00	12/17/2009 4:33:31 PM
impartial-deal	$25.00	$25.00	12/17/2009 5:08:29 PM
tuneman1980	$25.00	$25.00	12/17/2009 4:33:16 PM
HunterSix	$25.00	$25.00	12/17/2009 4:34:06 PM
danthemon35	$25.00	$25.00	12/17/2009 4:34:37 PM
AmericanCredit	$25.00	$25.00	12/17/2009 4:35:03 PM
VWA_to_the_Rescue	$25.00	$25.00	12/17/2009 4:35:19 PM
spruce2	$25.00	$25.00	12/17/2009 4:42:20 PM
MTLoans	$25.00	$25.00	12/17/2009 7:28:19 PM
danielamity	$25.00	$25.00	12/17/2009 4:44:23 PM
p2ploan-leaper	$50.00	$50.00	12/17/2009 5:12:32 PM
Cheburashka	$30.00	$30.00	12/17/2009 8:03:04 PM
wormdc	$26.00	$26.00	12/17/2009 6:14:13 PM
highcountry1	$25.00	$25.00	12/17/2009 8:05:55 PM
FutureLenderEC	$25.00	$25.00	12/17/2009 10:41:13 PM
1h1m	$25.00	$25.00	12/17/2009 10:42:48 PM
lean-velocity	$25.00	$25.00	12/17/2009 10:44:52 PM
pragmatic-camaraderi	$25.00	$25.00	12/17/2009 10:49:07 PM
TandyJames	$29.13	$29.13	12/17/2009 10:54:55 PM
fervent-repayment	$25.00	$25.00	12/17/2009 10:55:19 PM
ljay	$25.00	$25.00	12/17/2009 10:54:44 PM
worldly-kindness8	$25.00	$25.00	12/17/2009 10:54:18 PM
Davidson2	$25.00	$25.00	12/17/2009 10:54:24 PM
Kerrysbay	$25.00	$25.00	12/17/2009 10:55:54 PM
tenny321	$25.00	$25.00	12/17/2009 10:54:58 PM
transparency-giant	$50.00	$50.00	12/17/2009 10:54:54 PM
VeniVidiDuci	$50.00	$50.00	12/17/2009 10:55:19 PM
rjleves	$25.00	$25.00	12/17/2009 10:56:29 PM
bsmtloan	$50.00	$50.00	12/17/2009 10:55:36 PM
Steveoo1	$25.00	$25.00	12/17/2009 10:55:57 PM
cash-boots	$30.00	$30.00	12/17/2009 10:56:16 PM
bchen78875	$50.00	$50.00	12/17/2009 10:57:00 PM
aspen5	$25.00	$25.00	12/17/2009 10:58:00 PM
Katburg	$50.00	$50.00	12/17/2009 10:58:12 PM
BayShell	$50.00	$50.00	12/17/2009 10:58:50 PM
fatson43	$25.00	$25.00	12/17/2009 10:58:53 PM
useful-p2ploan	$50.00	$50.00	12/17/2009 10:58:05 PM
Klearwater_Pools	$25.00	$25.00	12/17/2009 10:58:58 PM
JeffHoll	$100.00	$100.00	12/17/2009 10:59:02 PM
principal-kung-fu	$25.00	$25.00	12/17/2009 10:59:12 PM
forthright-dedication	$25.00	$25.00	12/17/2009 10:59:49 PM
leodaguy	$25.00	$25.00	12/17/2009 11:00:29 PM
the_winning_ticket	$35.00	$35.00	12/17/2009 11:00:40 PM
E_G	$50.00	$50.00	12/17/2009 11:00:49 PM
Attract	$25.00	$25.00	12/17/2009 11:00:58 PM
Walkingcowboy	$25.00	$25.00	12/17/2009 11:01:06 PM
cozy-note	$62.05	$62.05	12/17/2009 11:01:33 PM
just-commitment	$25.00	$25.00	12/17/2009 11:01:44 PM
Buffer10	$200.00	$200.00	12/17/2009 11:01:34 PM
trident9	$50.00	$50.00	12/17/2009 11:01:37 PM
axis1	$25.00	$25.00	12/17/2009 11:02:39 PM
AJSinvest	$25.00	$25.00	12/17/2009 11:03:05 PM
Tai	$25.00	$25.00	12/17/2009 11:04:13 PM
magical-greenback	$55.00	$55.00	12/17/2009 11:04:22 PM
BankOfFrankFairness	$50.00	$50.00	12/17/2009 11:04:51 PM
forthright-social	$25.00	$25.00	12/17/2009 11:05:02 PM
sharkm	$40.00	$40.00	12/17/2009 11:05:41 PM
AF-Chief	$35.00	$35.00	12/17/2009 11:05:58 PM
cdv	$25.00	$25.00	12/17/2009 11:06:22 PM
kulender	$25.00	$25.00	12/17/2009 11:07:14 PM
natmonkey	$25.00	$25.00	12/17/2009 11:07:24 PM
paladin847	$25.00	$25.00	12/17/2009 11:07:31 PM
Reinadog9	$25.00	$25.00	12/17/2009 11:07:53 PM
NR	$25.00	$25.00	12/17/2009 11:08:08 PM
Astounding	$25.00	$25.00	12/17/2009 11:08:03 PM
worklessmakemore	$25.00	$25.00	12/17/2009 11:08:13 PM
MoneyForNothing	$25.00	$25.00	12/18/2009 7:20:02 AM
Zipperdu	$50.00	$50.00	12/18/2009 8:21:00 AM
Syzygy	$25.00	$25.00	12/18/2009 11:11:14 AM
junes08	$35.67	$35.67	12/18/2009 2:03:44 PM
the-profit-oracle	$25.00	$25.00	12/18/2009 2:25:59 PM
dontscrewmeover1	$50.00	$50.00	12/18/2009 5:57:27 PM
grc	$100.00	$100.00	12/19/2009 9:25:37 AM
orbital-gain	$50.00	$50.00	12/19/2009 10:03:01 AM
bank-examiner	$25.00	$25.00	12/19/2009 12:13:43 PM
waker	$30.00	$30.00	12/20/2009 5:31:39 AM
BHopkins	$50.00	$50.00	12/20/2009 8:47:14 AM
thedoctor	$80.00	$80.00	12/17/2009 4:41:15 PM
brilliant-revenue	$25.00	$25.00	12/17/2009 4:43:45 PM
brightest-durability-chomper	$25.00	$25.00	12/17/2009 4:35:13 PM
auction-elvis	$25.00	$25.00	12/17/2009 4:33:03 PM
supreme-hope	$25.00	$25.00	12/17/2009 5:47:49 PM
alpinaut	$25.00	$25.00	12/17/2009 4:42:11 PM
figs4u2	$80.00	$80.00	12/17/2009 4:44:05 PM
Aberdeen	$300.00	$300.00	12/17/2009 4:40:32 PM
cptproton	$25.00	$25.00	12/17/2009 4:40:48 PM
sprinkler5	$25.00	$25.00	12/17/2009 6:53:05 PM
Tc11902	$50.00	$50.00	12/17/2009 7:45:56 PM
coloradoloanman	$25.00	$25.00	12/17/2009 5:31:38 PM
esabzb	$25.00	$25.00	12/17/2009 5:32:09 PM
hard-working-loot	$25.00	$25.00	12/17/2009 6:45:40 PM
Duchdad	$25.00	$25.00	12/17/2009 7:30:42 PM
LAM26	$25.00	$25.00	12/17/2009 7:37:16 PM
Hiru	$25.00	$25.00	12/17/2009 10:40:25 PM
loan-warrior	$25.00	$25.00	12/17/2009 10:49:03 PM
chillware	$25.00	$25.00	12/17/2009 10:54:14 PM
wise-agile-investment	$25.00	$25.00	12/17/2009 10:54:56 PM
preciousjeni	$26.25	$26.25	12/17/2009 10:54:17 PM
payout-backer2	$25.00	$25.00	12/17/2009 10:54:44 PM
saihu	$25.00	$25.00	12/17/2009 10:54:12 PM
zoomdrm57	$50.00	$50.00	12/17/2009 10:54:57 PM
gentle-gold	$25.00	$25.00	12/17/2009 10:55:18 PM
Masterlender	$25.00	$25.00	12/17/2009 10:55:30 PM
SilverRain	$25.00	$25.00	12/17/2009 10:55:38 PM
flopcat	$25.00	$25.00	12/17/2009 10:57:01 PM
Rob717171	$25.00	$25.00	12/17/2009 10:55:49 PM
lend_to_you	$50.00	$50.00	12/17/2009 10:56:31 PM
galaxy1	$25.00	$25.00	12/17/2009 10:56:37 PM
desertoasis	$25.00	$25.00	12/17/2009 10:57:17 PM
syounker	$25.00	$25.00	12/17/2009 10:57:31 PM
opt1mum	$25.00	$25.00	12/17/2009 10:57:46 PM
don8ter	$60.00	$60.00	12/17/2009 10:57:12 PM
inspired-contract9	$50.00	$50.00	12/17/2009 10:57:22 PM
discrete-asset	$25.00	$25.00	12/17/2009 10:57:59 PM
dbzen	$50.00	$50.00	12/17/2009 10:58:29 PM
agwosdof	$100.00	$100.00	12/17/2009 10:59:05 PM
Speculator	$25.00	$25.00	12/17/2009 10:59:09 PM
UT-Longhorn	$25.00	$25.00	12/17/2009 10:59:26 PM
open-minded-credit4	$25.00	$25.00	12/17/2009 10:59:29 PM
gulch	$35.00	$35.00	12/17/2009 10:59:38 PM
Jimfromsac	$25.00	$25.00	12/17/2009 10:59:46 PM
stable-nickel	$170.00	$170.00	12/17/2009 11:00:00 PM
evnagelist	$100.00	$100.00	12/17/2009 11:01:15 PM
integrity-doctor	$50.00	$50.00	12/17/2009 11:01:21 PM
nostromo	$25.00	$25.00	12/17/2009 11:01:30 PM
gizzywump	$25.00	$25.00	12/17/2009 11:01:40 PM
GS_Lending	$25.00	$25.00	12/17/2009 11:01:47 PM
inqbus	$25.00	$25.00	12/17/2009 11:02:06 PM
dpfl55	$25.00	$25.00	12/17/2009 11:02:18 PM
cjames84	$25.00	$25.00	12/17/2009 11:02:46 PM
Mostyle	$25.00	$25.00	12/17/2009 11:02:49 PM
the-bright-velocity	$25.00	$25.00	12/17/2009 11:04:03 PM
Kaj	$30.00	$30.00	12/17/2009 11:04:53 PM
mikeandcat	$50.00	$50.00	12/17/2009 11:04:39 PM
Tom579	$25.00	$25.00	12/17/2009 11:05:14 PM
community-pipeline8	$50.00	$50.00	12/17/2009 11:05:28 PM
dedicated-diversification5	$100.00	$100.00	12/17/2009 11:05:23 PM
Marathoner	$25.00	$25.00	12/17/2009 11:05:49 PM
shamrocker	$25.00	$25.00	12/17/2009 11:06:11 PM
1fortheroad	$25.00	$25.00	12/17/2009 11:06:50 PM
adama_48	$25.00	$25.00	12/17/2009 11:07:02 PM
bold-yield-rumbler	$25.00	$25.00	12/17/2009 11:07:34 PM
platinum-sorcerer6	$25.00	$25.00	12/17/2009 11:07:38 PM
totoro	$25.00	$25.00	12/17/2009 11:07:50 PM
buukyak	$25.00	$25.00	12/17/2009 11:08:01 PM
one2sojourn	$50.00	$50.00	12/17/2009 11:08:07 PM
MarinLoans	$50.00	$50.00	12/17/2009 11:08:14 PM
justice-dna	$35.00	$30.90	12/17/2009 11:08:17 PM
JDL51	$25.00	$25.00	12/18/2009 5:44:36 AM
shamil45	$25.00	$25.00	12/18/2009 7:29:23 AM
building_community	$25.00	$25.00	12/18/2009 7:25:41 AM
bankar	$25.00	$25.00	12/18/2009 10:00:50 AM
victorcab	$25.00	$25.00	12/18/2009 11:27:23 AM
payontime1	$50.00	$50.00	12/18/2009 10:48:17 PM
billnsc	$25.00	$25.00	12/19/2009 7:05:20 AM
LittleMingo	$25.00	$25.00	12/19/2009 9:58:20 AM
springpanda	$25.00	$25.00	12/19/2009 11:01:15 PM
pog27	$30.00	$30.00	12/20/2009 7:22:34 AM
GlobalLending	$25.00	$25.00	12/20/2009 2:47:56 PM
helping-out	$25.00	$25.00	12/20/2009 7:24:53 PM
161 bids